Exhibit 10.1

1411 IC-SIC PROPERTY LLC

LANDLORD

AND

CRA INTERNATIONAL, INC.

TENANT

OFFICE LEASE

Entire thirty-fifth (35th) floor

1411 Broadway

New York NY 10018

OFFICE LEASE AGREEMENT

i

TABLE OF CONTENTS

(continued)

ii

LEASE AGREEMENT
1411 BROADWAY
NEW YORK, NEW YORK

THIS LEASE AGREEMENT (“Lease”) is entered into as of the Date (as defined in Section 1.1 below), and by and between the Landlord and Tenant (as defined in Section 1.1 below).

1.             BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS

1.1          Basic Lease Definitions

In this Lease, the following defined terms shall have the meanings indicated.

(a)           “Date” means the date of full execution of this Lease, which is July    , 2015.

(b)           “Landlord” means 1411 IC-SIC PROPERTY LLC, a Delaware limited liability company.

(c)           “Tenant” means CRA INTERNATIONAL, INC., a Massachusetts corporation.

(d)           “Premises” means the entire thirty-fifth (35th) floor of the Building.

(e)           “Area of the Premises” means, for purposes of this Lease, the equivalent of 25,261 rentable square feet.  Landlord and Tenant hereby agree that in no event shall Tenant have the right to contest the size or square footage of the Premises, the amount of the Base Rent, Additional Rent and or other charges hereunder or other provisions of this Lease based on the size or square footage of the Premises.

(f)            “Use” means administrative, executive and general office use for the conduct of Tenant’s business and for any lawful use incidental thereto that is in keeping with the character, reputation and appearance of a first class office building and no other use, but subject to the provisions of this Lease and the certificate of occupancy for the Building.

(g)           “Term” means the duration of this Lease, which shall be approximately ten (10) years and ten (10) months, beginning on the “Commencement Date” (as defined in Section 3.1 below) and ending on the “Expiration Date” (as defined in this Section 1.1), unless terminated or canceled earlier pursuant to the provisions of this Lease or by law.

(h)           The “Expiration Date” means: (i) if the Rent Commencement Date is the first day of a calendar month, the date immediately preceding the tenth (10th) anniversary of the Rent Commencement Date, or (ii) if the Rent Commencement Date is any day other than the first day of a calendar month, the last day of the month in which occurs the tenth (10th) anniversary of the Rent Commencement Date, as may be modified by any Extension Term as contemplated in Section 28.1 below.

(i)            “Base Rent” means the Rent payable pursuant to Section 4.1, which shall be as follows:

(i)            for the period commencing on the Commencement Date, through and including one day preceding the fifth (5th) anniversary of the Rent

Commencement Date, $1,844,053.00 per annum, payable at the rate of $153,671.08 per month; and

(ii)           for the period commencing on the fifth (5th) anniversary of the Rent Commencement Date, through and including the Expiration Date, $1,995,619.00 per annum, payable at the rate of $166,301.58 per month.

(j)            “Rent Commencement Date” means June 1, 2016, subject to adjustment as expressly provided in this Lease.

(k)           “Tenant’s Expense Share” means 2.219%.

(l)            “Tenant’s Tax Share” means 2.054%.

(m)          “Base Expense Year” means the average of the Operating Expenses payable in respect of the Fiscal Year ending December 31, 2015 and the Fiscal Year ending December 31, 2016.

(n)           “Base Tax Year” means the July 1, 2015 — June 30, 2016 tax fiscal year.

(o)           “Landlord’s Building Address” means:

1411 IC-SIC Property LLC

1411 Broadway, 29th Floor
New York, New York 10018
Attention:  Building Manager

(p)           “Landlord’s General Address” means:

1411 IC-SIC Property LLC

1411 Broadway, 29th Floor
New York, New York 10018
Attention:  Building Manager

with a copy to:

1411 IC-SIC Property LLC
c/o Callahan Capital Properties LLC
10 S. Riverside Plaza, Suite 1250
Chicago, Illinois  60606
Attention:  Bansari Shah, General Counsel

And

1411 IC-SIC Property LLC
c/o Callahan Capital Properties LLC
1411 Broadway, 29th Floor
New York, New York 10018
Attention:  SVP — Asset Management

and

Tarter Krinsky & Drogin LLP

1350 Broadway, 11th Floor

New York, New York 10018

Attention: Alan Tarter and Arthur Zagorsky

(q)           “Tenant’s Notice Address” means:

for notices given before the Commencement Date:

Charles River Associates

200 Clarendon Street

Boston, MA  02116

Attention:  Maxine Jacobs

and for notices given after the Commencement Date:

Charles River Associates

200 Clarendon Street

Boston, MA  02116

Attention:  Paul Maleh, CEO

with a copy to:

Charles River Associates

200 Clarendon Street

Boston, MA  02116

Attention: Maxine Jacobs, Real Estate Director

(r)            “Tenant’s Invoice Address” means:

Charles River Associates

200 Clarendon Street

Boston, MA  02116

Attention Accounts Payable

accountspayable@crai.com

(s)            “Broker(s)” means the following broker or brokers:  CBRE, Inc., for both Landlord and Tenant.

(t)            “Liability Insurance Amount” means $5,000,000.00.

(u)           “Security Deposit” means $922,026.50.

1.2          Exhibits

The Exhibits listed below are attached to and incorporated in this Lease.  In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits shall control.  The Exhibits to this Lease are:

Exhibit A        -        Reserved

Exhibit B        -        Land Description

Exhibit C        -        Landlord’s Work

Exhibit D        -        Reserved

Exhibit E        -        Cleaning Specifications

Exhibit F        -        Reserved

Exhibit G        -        Rules and Regulations

Exhibit H        -        Letter of Credit

1.3          Additional Definitions

In addition to the terms defined in Section 1.1 and other Sections of this Lease, the following defined terms when used in this Lease shall have the meanings indicated:

(a)           “Additional Rent” means the rent payable under the provisions of Section 4.2, Section 4.4, Article 8 and Article 30, and all other amounts required to be paid by Tenant under this Lease other than Base Rent.

(b)           “Alteration(s)” means any and all improvements, installations, changes, additions, renovations, replacements and/or restorations made in, to or upon the Premises.

(c)           “Building” means the office and retail building commonly known as 1411 Broadway, New York, New York 10018 located on the Land and in which the Premises are located.

(d)           “Building Systems” means the central heating, ventilating, air conditioning, plumbing, electric, life safety, mechanical, wiring, sprinkler, Class E, sewerage, water, mechanical, elevator and other systems installed by Landlord in the core and shell of the Building, and all other fixtures, equipment and appurtenances and systems installed by Landlord in the core and shell of the Building.

(e)           “Business days” means all weekdays and excludes Saturdays, Sundays and Holidays.

(f)            “Common Areas” means certain interior and exterior common and public areas located on the Land and in the Building as may be designated by Landlord for the non-exclusive use in common by Tenant, Landlord and other tenants, and their employees, guests, customers, agents and invitees.

(g)           “Fiscal Year” means Landlord’s fiscal year, which ends on December 31st of each calendar year and may be changed for all or most tenants at Landlord’s discretion, provided that Landlord shall make appropriate accounting adjustments in connection with any change, it being the intent that there be no duplicate payments.

(h)           “Force Majeure” means any acts of God, governmental restriction, requirements of Law, strikes, labor disturbances, shortages of, or inability to obtain, materials or supplies, or any other cause or event beyond Landlord’s or Tenant’s reasonable control by which such party shall be hindered, delayed or prevented from performance of any act under this Lease.

(i)            “Holidays” shall mean all Federal, State, City and banking holidays and Building Service Employees and Operating Engineer’s Union contract holidays now or hereafter in effect.

(j)            “Insurance Boards” shall mean and include the National Board of Fire Underwriters and any other body having similar jurisdiction (whether at the Federal, State or local level), and the New York Fire Insurance Exchange, and any other body establishing insurance premium rates.

(k)           “Land” means the real property known as 1411 Broadway, New York, New York is located, as more particularly described in Exhibit B hereto.

(l)            “Laws” means any and all present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes, executive orders, rules of common law, and any judicial interpretations thereof, extraordinary as well as ordinary, of (i) all Governmental Authorities, including but not limited to the Americans With Disabilities Act (42 U.S.C.  § 12,101 et seq.) (the “ADA”), New York City Local Law 58 of 1987 and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Substances, asbestos, environmental matters, public health and safety matters, and landmarks preservation, (ii) any applicable fire rating bureau or other body exercising similar functions, of general applicability or affecting the Real Property or any portion thereof, including the Building or the maintenance, use or occupation thereof, or any street or sidewalk comprising a part of, or in front thereof, or any vault in or under the Building, and (iii) all insurance bodies affecting the Premises.

(m)          “Prime Rate” means the rate of interest announced from time to time by Citibank, N.A., or any successor to it, as its prime rate.  If Citibank, N.A. or any successor to it ceases to announce a prime rate, Landlord shall designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

(n)           “Rent” means the Base Rent and the Additional Rent.

(o)           “Tax Year” means every twelve (12) consecutive month period, all or any part of which occurs during the Term, commencing each July 1 or such other date as shall be the first day of the fiscal tax year of the City of New York or other governmental agency responsible for the collection of Taxes.

(p)           “Taxes” shall mean (whether represented by one or more bills) the total of all real estate taxes, levies, license fees and assessments (including water rates and sewer rents), whether general or special, foreseen or unforeseen, ordinary or extraordinary, of any nature whatsoever, now or hereafter levied, confirmed, charged or imposed upon or attributable to, the Land, the Building and/or Landlord’s interest therein, and payable by Landlord.  Any special assessment or levy (including, without limitation, any “Business Improvement District” assessments) which is imposed upon the Land, the Building or Landlord’s interest therein shall be deemed to be included in the term “Taxes”; and if, due to a future change in or addition to the method of taxation, a gross receipts, capital, capital stock or other tax shall be levied against Landlord or the owner of the Building and/or the Land in substitution for or in lieu of or as an additional part of any tax in the nature of real estate tax or assessment, such gross receipts, capital, capital stock or other tax (whether or not directly imposed upon, or based upon, the assessed valuation of the Building, the Land or Landlord’s interest therein) shall be deemed to be included in the term “Taxes”, but only to the extent of the amount thereof that would be levied if Landlord’s interest in the Land and Building were the only assets of Landlord.  “Taxes” shall not include income taxes, excess profit taxes, franchise taxes, estate taxes, inheritance taxes or documentary transfer taxes or penalties or late charges due as a result of Taxes being paid after their due date (if such lateness is not attributable to Tenant), except to the extent any such taxes are in the nature of or in substitution for or are a recharacterization or replacement of Taxes.

(q)           “Tenant Delay” shall mean any delay that Landlord may encounter in the completion of such work by reason of any act, neglect, failure or omission of Tenant, its agents, servants, contractors, architects or employees.

2.             GRANT OF LEASE

2.1          Demise

Subject to the terms, covenants, conditions and provisions of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, together with the non-exclusive right to use the Common Areas for the Term.

2.2          Quiet Enjoyment

Landlord covenants that during the Term, so long as Tenant shall not be in default under this Lease beyond any applicable cure period, Tenant shall have quiet and peaceable possession of the Premises, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord shall not disturb such possession except as expressly provided in this Lease.

2.3          Landlord and Tenant Covenants

Landlord covenants to observe and perform all of the terms, covenants and conditions to be observed or performed by Landlord under this Lease.  Tenant covenants to pay the Rent when due and to observe and perform all of the other terms, covenants and conditions to be observed or performed by Tenant under this Lease.

3.             TERM

3.1          Commencement Date

“Commencement Date” shall mean August 1, 2015.

3.2          Early Occupancy

Tenant shall have no right to enter the Premises prior to the Commencement Date, unless Tenant shall obtain Landlord’s prior written consent to such entry.  If Tenant shall take possession of all or any part of the Premises with Landlord’s prior written consent for any purpose prior to the Commencement Date, then all of the covenants and conditions of this Lease shall bind both parties with respect to all of the Premises, except that Tenant shall not be obligated to pay Base

Rent, Tenant’s Tax Payment or Tenant’s Operating Expense Excess in respect of such early occupancy period.  No early occupancy under this Section 3.2 shall change the Expiration Date.

3.3          Delayed Occupancy

3.3.1       If Landlord shall be unable to give possession of the Premises to Tenant on the Commencement Date by reason of the fact that the Premises are not ready for occupancy, or by reason of the failure of a prior tenant or occupant thereof to vacate the Premises or deliver possession of the Premises to Landlord, or for any other reason, Landlord shall not be subjected to any damages or other liability, or be deemed in default under this Lease, for the failure to give possession of the Premises on such date.  No such failure to give possession of the Premises on any specific date shall affect the validity of this Lease or the obligations of Tenant hereunder or be deemed to extend the Term, but the Rent Commencement Date shall be postponed one (1) day for each day after the Commencement Date that possession of the Premises is not delivered to Tenant; provided, however, that if such failure to give possession has been caused by any act or omission of Tenant, there shall be no corresponding abatement of Rent or postponement of the Rent Commencement Date.  Subject to the foregoing, Landlord shall not be subject to any liability for any delay in completing any repairs, improvements or decorations expressly required to be made to the Premises by Landlord.

3.3.2       Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York or any other law of like import now or hereafter in force, and the provisions of this Section 3.3 are intended to constitute an “express provision to the contrary” within the meaning of such Section of the Real Property Law of the State of New York.

3.4          Surrender

Upon the Expiration Date or earlier cancellation or termination of the Term (such date, as applicable, being hereinafter referred to as the “Surrender Date”), Tenant shall immediately vacate and surrender possession of the Premises to Landlord broom clean and in good order, repair and condition, except for ordinary wear and tear, casualty and condemnation.  Upon the expiration or other termination of the Term, Tenant shall (a) remove all Specialty Alterations (as defined in Section 10.1.5), and restore the Premises to the condition existing prior to the installation of such Alterations (which removal and restoration shall be performed pursuant to the provisions of Article 10 of this Lease), and (b) remove all of Tenant’s trade fixtures, office furniture, office equipment and other personal property from the Premises.  Tenant shall immediately repair any damage caused by such removal or, at Landlord’s option, pay Landlord on demand the reasonable cost of repairing any damage to the Premises or Building caused by the removal of any such items.  Any of Tenant’s property remaining in the Premises after the Surrender Date shall be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without further notice to or demand upon Tenant, and without liability or obligation to account to or compensate Tenant, and Tenant shall pay Landlord, as Additional Rent, on demand, all costs incurred by Landlord to store and dispose of such abandoned property.

3.5          Holding Over

3.5.1       Tenant shall not hold over after the Surrender Date and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord (but not consequential damages, unless such holdover exceeds thirty (30) days), due to Tenant’s failure to vacate the Premises and deliver possession to Landlord as required by this Lease.  If Tenant fails to surrender the Premises to Landlord on the Surrender Date in accordance with the provisions of Section 3.4 above, Tenant shall pay to Landlord, as use and occupancy for each month or fraction thereof during which Tenant continues to occupy the Premises after the Surrender Date (the “Continued Occupancy Period”), an amount of money (the “Occupancy Payment”) equal to (1) one hundred fifty percent (150%) for the first thirty (30) days of the Continued Occupancy Period, and (2) two hundred percent (200%) thereafter of the sum of (i) the monthly Base Rent plus (ii) one twelfth (1/12) of the annual Additional Rent during the last year of the term.  Tenant shall make the Occupancy Payment, without notice or demand, on the first day of each and every month during the Continued Occupancy Period.  The receipt and acceptance by Landlord of all or any portion of the Occupancy Payment shall not be deemed a waiver or acceptance by Landlord of Tenant’s breach of Tenant’s covenants and agreements under Section 3.4 or this Section 3.5, or a waiver by Landlord of Landlord’s right to institute any summary holdover proceedings against Tenant, or a waiver by Landlord of any other of Landlord’s rights or remedies against Tenant in such event as provided for in this Lease or under Law.

3.5.2       In addition to making all required Occupancy Payments, Tenant shall, in the event of Tenant’s failure to surrender the Premises on the Surrender Date in accordance with the provisions of Section 3.4 above, also indemnify and hold Landlord harmless from and against any and all loss or liability resulting from any delay by Tenant in so surrendering the Premises, including any special damages or claims Landlord may suffer by reason of any claims made by any succeeding occupant founded on such delay (but not consequential damages, unless such holdover exceeds thirty (30) days), and any reasonable attorneys’ fees, disbursements and court costs incurred by Landlord in connection with all of the foregoing.

3.5.3       Tenant expressly waives, for itself and for any person claiming by, through or under Tenant, any rights which Tenant or any such persons may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules, and of any successor law of like import then in force, in connection with any summary holdover proceedings which Landlord may institute to enforce the provisions of this Article 3.

3.5.4       Tenant’s obligation to observe or perform each and every one of the covenants set forth in Section 3.4 and this Section 3.5 shall survive the expiration or other termination of the Term.

4.             RENT

4.1          Base Rent; Rent Abatement

4.1.1       Commencing on the Commencement Date and continuing throughout the Term, Tenant shall pay to Landlord the Base Rent in accordance with the provisions of this Lease at the annual rate(s) set forth in Section 1.1(i) above, in equal monthly installments in advance, on or before the first day of each and every month during the Term.  However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Base Rent for such month shall be appropriately prorated.  Tenant shall pay the first monthly installment of Base Rent becoming due under this Lease upon execution of this Lease by Tenant.

4.1.2       Notwithstanding anything to the contrary contained in Section 4.1.1 above, provided that this Lease shall then be in full force and effect and no Event of Default shall have occurred or be continuing (meaning that Tenant shall have failed to cure the underlying default giving rise to such Event of Default within the applicable cure period under this Lease, if any), Tenant shall be entitled to an abatement of Base Rent in the amount of $153,671.08 per month from the Commencement Date through the Rent Commencement Date (the “Base Rent Abatement Period”). During any Base Rent Abatement Period, only Base Rent to the extent set forth above shall be abated (the “Abated Base Rent”), and the electric charges as well as all Additional Rent and other costs and charges payable under this Lease shall remain due and payable pursuant to the terms hereof. Notwithstanding the foregoing, if Tenant cures any such Event of Default after the applicable notice and cure period set forth in Section 21.1 and if such cure is accepted by Landlord, then Tenant shall again be entitled to the Abated Base Rent, it being the intent that under such circumstances Tenant will receive the full benefit of the Abated Base Rent subject to the terms of this Lease.

4.2          Taxes

4.2.1       Tenant shall pay to Landlord, as Additional Rent, for each Tax Year subsequent to the Base Tax Year that contains any part of the Term, an amount (“Tenant’s Tax Payment”) equal to Tenant’s Tax Share of the amount by which Taxes for such Tax Year exceed Taxes for the Base Tax Year.  Prior to or as soon as practicable after the beginning of each Tax Year subsequent to the Base Tax Year, Landlord shall submit a statement to Tenant (the “Tax Statement”) setting forth Tenant’s Tax Payment.  Tenant’s Tax Payment shall be payable in two (2) equal installments, the first of which shall be due and payable on the June 1 immediately preceding the commencement of the Tax Year with respect to which a Tax Statement shall be rendered and the second of which shall be due and payable on the December 1 immediately preceding the second half of such Tax Year, provided, however, that if Landlord shall render any Tax Statement after or less than ten (10) days prior to the date on which a Tax Payment would otherwise be due, then such payment shall be due thirty (30) days after Landlord shall have rendered such Tax Statement.

4.2.2       If, following the delivery of any Tax Statement, Landlord shall receive a refund of Taxes with respect to a Tax Year for which Tenant has paid any Additional Rent under the provisions of this Section 4.2, Tenant’s Tax Share of the net proceeds of such refund, after deduction of legal fees, appraiser’s fees and other expenses incurred in obtaining such refund and collecting the same (and after deduction of such expenses for previous Tax Years which were not offset by tax refunds for such Tax Years) shall be applied and allocated to the periods for which the refund was obtained and, if no Event of Default shall be continuing, Landlord shall, at Landlord’s option, refund or credit to Tenant, Tenant’s Tax Share of the net proceeds of such refund.  In no event shall any refund or credit due to Tenant hereunder exceed Tenant’s Tax Payment paid by Tenant for such particular Tax Year.  In no event shall Tenant have the right to seek from the taxing authority any refund or reduction of Taxes.  If, prior to the delivery of a Tax Statement to Tenant with respect to a particular Tax Year, Landlord shall obtain a reduction in Taxes for that Tax Year, then Tenant shall pay to Landlord, within thirty (30) days following the issuance to Tenant of a bill therefor, an amount equal to Tenant’s Tax Share of all reasonable costs and expenses (including legal, appraisal and other expert fees) incurred by Landlord in obtaining such reduction.

4.2.3       If there shall be a reduction or refund of Taxes for the Base Tax Year, Landlord shall furnish to Tenant a revised statement indicating the Taxes payable for the Base Tax Year as so finally determined and all prior and future payments of Tenant’s Tax Share of increases in Taxes provided for in this Section 4.2 shall be recalculated accordingly.  Any additional payment due for any Tax Year shall be made by Tenant within thirty (30) days after the furnishing to Tenant of the revised Tax Statement.

4.3                               Other Taxes; Tax and Energy Incentive Programs

4.3.1       Other Taxes. In the event that any taxes upon or measured by Rent or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises which are typically payable by tenants of comparable office buildings in midtown Manhattan (e.g., commercial rent tax) are allocated by Law to be payable by Landlord, Tenant shall reimburse Landlord upon demand for any and all such taxes payable by Landlord.  If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease shall be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

4.3.2       Tax and Energy Incentive Programs.  Should Landlord, in its sole discretion, elect to apply for benefits under the Industrial & Commercial Abatement Program (the “ICAP”), and/or any other incentive programs in which Landlord shall, in its discretion, elect to participate (the “Incentive Programs”), the parties hereto agree that:

(a)           Tenant shall, in order to assist Landlord in obtaining any incentives, abatements, exemptions, subsidies, energy discounts, refunds or payments that may be available to Landlord in connection with the Incentive Programs with respect to the entire Building or any portion thereof, including, without limitation, the Premises, (i) promptly execute and file any necessary applications, certifications or other documents, and (ii) follow all required procedures within any applicable time limitations, and Tenant shall provide Landlord with such further cooperation as may reasonably be requested by Landlord; provided, however, that Tenant shall not be obligated to incur any additional out of pocket costs or expenses in connection with such cooperation beyond a de minimis extent (such as, e.g., completion of forms, making of copies and mailing of letters).

(b)           Tenant and Landlord hereby acknowledge that, notwithstanding anything to the contrary contained herein, all or any portion of the benefit from any such Incentive Program actually received by or credited to Landlord in connection with this Lease and any amounts that shall be required to be forwarded to Tenant pursuant to such Incentive Program shall be the property of Landlord (regardless of whether or not such benefits are larger or smaller than anticipated).

(c)           Notwithstanding anything to the contrary contained herein or in the Incentive Programs, Landlord has made no representations to Tenant with respect to the Incentive Programs, and Landlord shall have no liability or responsibility to Tenant if all or any portion of any benefits from any Incentive Program are not received by or credited to Landlord or are received by or credited to Landlord and are thereafter revoked for any reason other than Landlord’s failure to comply with the provisions of this Section 4.3.2.

(d)           With respect to any Alterations, and in connection with Landlord’s ICAP application, Tenant, at its sole cost and expense, shall be obligated to timely and fully comply with the requirements of (i) Executive Order No. 159; (ii) Executive Order No. 108 of 1986; (iii) Section 11-260 of the Administrative Code of the City of New York; (iv) omitted; (v) the New York City Charter; and (vi) any amendments or modifications thereto or other additional or successor executive orders, statutes, rules or regulations bearing on Landlord’s ICAP application.  Such compliance shall include the filing with the Department of Labor Services (“DLS”) of Construction Employment Reports, Supply and Service Construction Employment Reports, Less Than $750,000 Subcontract Certificates, and certified payroll records.  Tenant shall also be solely responsible for the compliance of any contractor, subcontractor, consultant, agent or party employed by Tenant in connection with Alterations.  Copies of all such filings shall be sent by Tenant to Landlord.  Tenant, as well as any contractor, subcontractor, construction manager, general contractor, consultant, agent or any party employed by Tenant in connection with any Alterations, shall cooperate with Landlord and shall supply such information and comply with such reporting requirements as Landlord indicates to Tenant are reasonably necessary to comply with the ICAP, and Tenant shall assist Landlord in connection with maintaining its eligibility under the ICAP.  Tenant also agrees that at the commencement of any Alterations, and as such Alterations progress, Tenant (or its agent) shall provide Landlord with the names of all contractors or subcontractors retained by Tenant with respect to the Alterations, as well as the dollar value of each contract or subcontract.  Tenant further agrees that with respect to any contractors performing work pursuant to a contract with a value of $1,000,000 or more or subcontractors performing work pursuant to a subcontract with a value of $750,000 or more, a retainage in the amount of ten percent (10%) of the value of said contract or subcontract shall be withheld until DLS gives written approval that final payment may be released to said contractor or subcontractor.

(e)           Notwithstanding anything to the contrary contained herein, the provisions related to ICAP and/or any other Incentive Programs set forth in this Section 4.3.2 shall not be included in and shall not affect Tenant’s Tax Payment and/or the Taxes for the Base Tax Year, including, without limitation, the amount of any refund, abatement or exemption of Taxes, if any, received by or credited to Landlord pursuant to the ICAP and/or any other Incentive Programs.

(f)            Tenant shall not be obligated to perform any of the foregoing covenants unless and until Landlord notifies Tenant in writing that Landlord has elected to participate in any such Incentive Programs.  Additionally, notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to incur any additional out-of-pocket costs or expenses in connection with the foregoing covenants beyond a de minimis extent (such as, e.g., completion of forms, making of copies and mailing of letters).

4.4                               Operating Expenses

4.4.1       For purposes of this Section 4.4, the term “Operating Expenses” means the aggregate of all costs and expenses (other than those expressly excluded below) incurred or accrued by Landlord or any contractor employed by Landlord in each Fiscal Year, in accordance with reasonable and customary practices for comparable buildings in mid-town Manhattan, in connection with operating, repairing, managing, equipping, securing, protecting, maintaining, replacing (subject to the express exclusions below), renewing, cleaning, decorating and inspecting the Building, the Land and/or Landlord’s interest therein.  Without limiting the generality of the foregoing, “Operating Expenses” shall include the following items, wither directly incurred or through separate contract therefor:

(a)           all labor and labor related costs, including wages, salaries, fees, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits and compensation;

(b)           management fees (which shall not exceed three percent (3%) of annual gross rents generated for the Building in any given Fiscal Year), provided that nothing herein shall preclude Landlord from engaging an affiliated entity as manager of the Building;

(c)           the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties;

(d)           costs and fees for accounting, bookkeeping, auditing, consulting, legal and other professional services;

(e)           the cost of services and items provided to and for the Common Areas;

(f)            rental and purchase cost of parts, supplies, tools and equipment used for any items permitted to be included as Operating Expenses;

(g)           insurance premiums and deductibles to the extent the applicable insurance is required to be carried by Landlord by the terms of any Encumbrance, or, if not so required, would be carried by prudent landlords or owners of buildings in mid-town Manhattan comparable to the Building;

(h)           utilities supplied to, or used in connection with services rendered to, the Building and the Common Areas for the benefit of all tenants of the Building including Tenant, including but not limited to electricity, power, gas, steam, chilled water, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating;

(i)            permits, licenses and certificates necessary to operate, manage and lease the Building and the Land;

(j)            the cost of any amenities provided for the benefit of all tenants of the Building;

(k)           payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development;

(l)            janitorial service, cleaning service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and building walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, Building restrooms (as opposed to restrooms in a particular tenant’s premises) and other Common Areas, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, and roof repairs (as opposed to roof replacements, which shall be included in Operating Expenses as capital expenditures),

(m)          costs to comply with Laws and governmental requirements of general applicability to the Building other than those Laws or governmental requirements (i) in effect prior to the Commencement Date (ii) with which it is Landlord’s obligation to comply and (iii) which, under present judicial or administrative interpretation, are being violated on the Commencement Date, and

(n)           capital expenditures:  (1) made primarily to reduce Operating Expenses (which costs shall not exceed, over the Term, the reduction realized), or to comply with any Laws or other governmental requirements other than those Laws or governmental requirements in effect prior to the Commencement Date with which it is Landlord’s obligation to comply and which, under present judicial or administrative interpretation, are being violated on the Commencement Date, or (2) for replacements (as opposed to additions or new improvements) of items located in the Common Areas and required to keep such areas in good condition; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of:  (a) their useful lives or (b) in the case of an item made primarily to reduce Operating Expenses, the period during which the reasonably estimated savings in Operating Expenses equals the expenditures.  The amortized portion of any capital expenditure shall be included in Operating Expenses for the Base Expense Year if the same were so incurred in the Base Expense Year.

4.4.2       Operating Expenses shall not include:  (1) Taxes (or any items expressly excluded from Taxes under Section 1.3(o) above); (2) the cost of capital improvements (except as set forth in Section 4.4.1(n) above); (3) depreciation; (4) principal or interest payments of mortgage and other non-operating debts of Landlord, including any ground lease rents; (5) the cost of repairs, replacements or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or third party guarantees, warranties or indemnity agreements (net of applicable deductibles and other costs to obtain benefit of same); (6) costs in connection with leasing space in the Building, including, without limitation, marketing expenses such as brochures and signs (but advertising expenses may be included as Operating Expenses), brokerage commissions, initial construction work or alterations performed on behalf of particular Building tenants or occupants or painting or decorating any area on behalf or of occupied by particular Building tenants or occupants; (7) lease concessions, rental abatements and construction allowances granted to specific tenants; (8) costs incurred in connection with the sale, financing or refinancing of the Building, the Land or any air development rights; (9) fines, interest and penalties incurred due to the late payment of Taxes or Operating Expenses; (10) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (11) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; (12) salaries, fringe benefits and other compensation of personnel above the grade of the Building’s general manager; (13) the cost of electricity provided exclusively to Tenant or exclusively to other particular tenants of the Building; (14) the cost of items, including overtime HVAC, which are required to be reimbursed by Tenant (other than pursuant to this Article 4) or which are provided exclusively to particular other tenants of the Building; (15) legal and other professional fees incurred in disputes with Building tenants (except to the extent that Tenant is involved in such disputes) or with respect to negotiating leases of premises in the Building; (16) lease takeover costs and expenses; (17) the cost of removing, encapsulating or otherwise abating any asbestos or other Hazardous Substances in the Building; (18) franchise, income, transfer gains, inheritance, personal property or other tax imposed on Landlord; (19) the cost of performing work or furnishing services at Landlord’s expense to or for any particular tenant of the Building other than Tenant to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to all tenants of the Building at Landlord’s expense; (20) any costs, fines or penalties incurred due to Landlord’s violation of any Laws or governmental regulations or requirements; (21) expenses in connection with services or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant of the Building; (22) costs of installing any special facilities, such as an observatory, broadcasting facility, luncheon club or athletic or recreational club; (23) cost of any fine art, such as paintings and sculptures; and (24) any costs which are above arm’s length market prices for goods or services and are paid to any firm or person related to or affiliated with Landlord or any member of Landlord.

4.4.3       If at any time during a Fiscal Year the Building is not at least 100% occupied or Landlord is not supplying services to at least 100% of the Building, those Operating Expenses that vary with the level of occupancy shall, at Landlord’s option, be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Building during that Fiscal Year.  If Operating Expenses for a Fiscal Year are determined as provided in the prior sentence, Operating Expenses for the Base Expense Year shall also be determined in such manner.

4.4.4       Payments.

(a)           Tenant shall pay, as Additional Rent, Tenant’s Expense Share of the amount, if any, by which Operating Expenses for each Fiscal Year, or the applicable portion of the Fiscal Year during the Term, exceed Operating Expenses for the Base Expense Year (the “Operating Expense Excess”).  If Operating Expenses in any Fiscal Year decrease below the amount of Operating Expenses for the Base Expense Year, Tenant’s Expense Share of the Operating Expense Excess for that Fiscal Year shall be deemed to be $0.  Landlord shall maintain books and records necessary for computation of Operating Expenses.  Solely for purposes of calculating the Operating Expense Excess, as soon as is practical following the end of Fiscal Year 2015, Landlord shall furnish to Tenant a statement of the actual Operating Expenses for the Base Expense Year, which shall include an estimate of the Operating Expenses for Fiscal Year 2016 for purposes of calculating the Operating Expenses for the Base Expense Year. As soon as is practical after the beginning of each Fiscal Year during the Term subsequent to Fiscal Year 2015, Landlord shall provide Tenant with a good faith estimate of the Operating Expense Excess for such Fiscal Year or the applicable portion of such Fiscal Year within the Term.  On or before the first day of each month of any Fiscal Year or portion thereof within the Term following Fiscal Year 2015, Tenant shall pay to Landlord a monthly installment equal to one-twelfth (1/12) of Tenant’s Expense Share of Landlord’s estimate of the Operating Expense Excess.  If at any time Landlord determines that its good faith estimate of the Operating Expense Excess was incorrect by a material amount, Landlord may provide Tenant with a revised estimate.  After its receipt of any revised estimate, Tenant’s monthly payments shall be based upon, and modified in accordance with, the revised estimate.  Tenant shall continue to pay monthly installments based on the previous Fiscal Year’s estimate(s) until Landlord provides Tenant with a new estimate of the Operating Expense Excess for any new Fiscal Year.  Upon delivery of the new estimate applicable to the then Fiscal Year, an adjustment shall be made for any month in such Fiscal Year for which Tenant has paid monthly installments based on the previous Fiscal Year’s estimate.  Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate.  Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

(b)           As soon as is practical following the end of each Fiscal Year, Landlord shall furnish to Tenant a statement of the actual Operating Expenses and Operating Expense Excess for the prior Fiscal Year (each, an “Annual Expense Statement”). Landlord will endeavor to furnish the Annual Expense Statement within one hundred twenty (120) days after the end of each Fiscal Year.  If the estimated Operating Expense Excess for the prior Fiscal Year is more than the actual Operating Expense Excess for the prior Fiscal Year, Landlord shall either, at Landlord’s option, provide Tenant with a prompt refund or apply any overpayment by Tenant against Additional Rent next becoming due.  If the estimated Operating Expense Excess for the prior Fiscal Year is less than the actual Operating Expense Excess for such prior Fiscal Year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Operating Expenses, any underpayment for the prior Fiscal Year.

(c)           The Annual Expense Statements furnished by Landlord to Tenant as provided in Section 4.4.4(b) shall be binding on Tenant as to the determination of Operating Expenses for the Base Expense Year and/or any subsequent Fiscal Year; provided, however, Tenant may question the correctness of such Annual Expense Statement or statement of the Operating Expenses for each of Fiscal Year 2015 and Fiscal Year 2016, by written notice delivered to Landlord within ninety (90) days after receipt of (i) Landlord’s first Annual Expense Statement relating to Fiscal Year 2015 and Landlord’s second Annual Expense Statement relating to Fiscal Year 2016, with respect to the Operating Expenses for the Base Expense Year, and/or (ii) any Annual Expense Statement for a comparison Fiscal Year, with respect to Operating Expenses for such comparison Fiscal Year, time being of the essence in each of (i) and (ii) above.  Within sixty (60) days following Tenant’s notice to Landlord, Tenant shall send a second notice to Landlord specifying each of Landlord’s books and records required to be made available to Tenant pursuant to this Section relevant to Tenant’s inquiry that Tenant would like to review in its audit of Operating Expenses.  Tenant may alternatively specify such items in its original notice to Landlord questioning the correctness of a statement.  Landlord shall permit Tenant or Tenant’s independent and licensed certified public accountants (“CPA”), who shall not work on a contingency basis, to have access to the books and records utilized to compute Operating Expenses timely requested by Tenant, during normal business hours upon reasonable notice for a period of sixty (60) days after Landlord makes such items available to Tenant or its CPA, and during no other time.  Landlord shall cooperate in good faith with Tenant to provide access to the books and records Tenant is permitted to access pursuant to this Section.  Pending determination of any such dispute, and as a condition to Tenant’s right to review Landlord’s books and records in accordance with this Section, Tenant shall pay Additional Rent in accordance with the Annual Expense Statement that Tenant is disputing, without prejudice to Tenant’s position.  Tenant shall notify Landlord in reasonable detail and with reasonable specificity of any claim by Tenant of overpayment of Operating Expenses within the aforesaid sixty (60) day review period, or Tenant shall be deemed to have waived any claims not asserted within said sixty (60) day period.  If such audit uncovers any overpayment or underpayment by Tenant, then within thirty (30) days after such determination, Landlord shall pay Tenant the amount of any overpayment, or Tenant shall pay Landlord the amount of any underpayment, as the case may be.  No copying of any of Landlord’s books and records shall be allowed.  Tenant agrees that Tenant shall not disclose the contents of such books and records to any other party unless (i) Tenant is compelled to disclose the information pursuant to court order or applicable law; (ii) such disclosure is in connection with any proceeding enforcing any remedies of Tenant as to the computation of Operating Expenses or (iii) such disclosure is to any officer, employee, or CPA of Tenant, all of whom shall be bound by such this non-disclosure requirement.  Landlord may require Tenant, any officer, employee, and/or any CPA employed by Tenant to execute a confidentiality agreement in form reasonably satisfactory to Landlord, Tenant and the CPA employed by Tenant prior to reviewing any books and records of Landlord.  Tenant hereby waives any rights Tenant may have to review any books and records of Landlord (including, without limitation, any rights by law) except as expressly set forth in this Section 4.4.4(c).

4.5                               Adjustments of and Revisions to Payments of Additional Rent

If this Lease shall commence on a day other than the first day of a Tax Year or Fiscal Year, or shall terminate on a day other than the last day of a Tax Year or Fiscal Year, then Tenant’s Tax Payment and/or Tenant’s Expense Share of the Operating Expense Excess allocable to the Tax Year and/or Fiscal Year in which such commencement or termination shall occur shall be prorated on the basis of the number of days within such Tax Year and/or Fiscal Year is within the Term.  Tenant’s obligation to pay Additional Rent which has accrued but not been paid allocable to periods prior to the expiration or earlier termination of the Term, and Landlord’s obligation to refund Taxes or any overpayment of Tenant’s Expense Share of the Operating Expense Excess under this Article 4, shall survive the expiration or earlier termination of the Term.  Landlord shall have the right to render a corrected or revised Tax Statement or Annual Expense Statement at any time and from time to time during and within three (3) years after the Term, and Landlord’s failure to render any Tax Statement Annual Expense Statement or revision or correction thereto during the Tax Year or Fiscal Year to which such statement shall relate shall not prejudice Landlord’s right to render any such statement at any later time.

4.6                               Terms of Payment

All Base Rent, Additional Rent and other Rent shall be paid to Landlord in lawful money of the United States of America, at Landlord’s Building Address, or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or setoff, except as otherwise expressly provided in this Lease.  Tenant shall be permitted to pay Rent by Automated Clearing House (ACH) wire transfers to such account designated by Landlord which may change on notice to Tenant.

4.7                               Interest on Late Payments

All amounts payable under this Lease by Tenant to Landlord, if not paid when due, shall bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 8% in excess of the then-current Prime Rate, and Tenant shall pay a late fee of 5% of the amount due.  Notwithstanding the foregoing, Landlord agrees that it shall not charge the late fee unless Tenant fails to cure any such delinquent payment within five (5) days after written notice from Landlord, provided, however, that Landlord shall only be obligated to provide such written notice for the first two (2) delinquent payments during any rolling twelve (12) month period.

4.8                               Right to Accept Payments

No receipt by Landlord of an amount less than Tenant’s full amount due shall be deemed to be other than payment “on account,” nor shall any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any right of Landlord.  No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt shall not void any notice or in any manner affect any pending suit or any judgment obtained.

4.9                               Insufficient Funds

If any check delivered to Landlord in full or partial payment of any amounts due to Landlord pursuant to the terms of this Lease shall not be honored by reason of insufficient or uncollected funds or for any other reason, then Tenant shall pay to Landlord a service charge on account thereof in the amount of Two Hundred Dollars ($200.00), which charge shall be due and payable as Additional Rent with the next monthly installment of Base Rent.

4.10                        Lockbox

If Landlord shall direct Tenant to pay Base Rent or Additional Rent to a “lockbox” or other depository whereby checks issued in payment of Base Rent and/or Additional Rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority), then, for any and all purposes under this Lease:  (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant.  Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant’s obligation to pay Rent if and for so long as Tenant shall timely pay the Rent required pursuant to this Lease in the manner designated by Landlord.

5.                                      CONDITION OF PREMISES

5.1                               By taking possession of any part of the Premises hereunder, Tenant shall be deemed to have accepted the Premises as being in good order, condition and repair, and otherwise in its then existing “as is” and “where is” condition as of the Commencement Date, other than for latent defects in Landlord’s Work of which Tenant notifies Landlord promptly following discovery thereof, but in no event later than one (1) year following the Commencement Date. The foregoing, however, shall not be deemed or construed to release Landlord from any of its obligations set forth in this Lease, including its obligation to provide services and utilities under Article 7 below, or to repair, maintain and operate the Building in a manner consistent with comparable office buildings in midtown Manhattan (subject, in each case, to the terms and provisions of this Lease). Landlord shall not be obligated to perform any work whatsoever to prepare the Premises for Tenant, except that, prior to the Commencement Date, Landlord shall have substantially completed the work set forth on Exhibit C hereto (“Landlord’s Work”) in a good and workmanlike manner, with Building standard materials and at Landlord’s cost.  Tenant acknowledges that, except as may otherwise be expressly provided in this Lease, neither Landlord, nor any employee, agent nor contractor of Landlord has made any representation or warranty concerning the Land, Building, Common Areas or Premises, or the suitability of any for the conduct of Tenant’s business.  Landlord reserves, for Landlord’s use, any of the following (other than those installed by or for Tenant’s exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fans, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts. In connection with Landlord’s Work, “Substantial Completion” or “substantially completed” or “substantially complete” means that Landlord’s Work has been completed in accordance with (i) the provisions of this Lease applicable thereto, (ii) the plans and specifications for such Landlord’s Work, and (iii) all applicable Laws and other requirements, except for minor and immaterial details of construction, decoration and mechanical adjustments, if any, the non-completion of which do not materially interfere with Tenant’s use of the Premises, or which, in accordance with good construction practice, should be completed after the completion of other work to be performed in the Premises (“Punch List Items”), completion of which shall not materially interfere with Tenant’s ability to perform the Initial Installations.

Following the Commencement Date, Landlord shall perform the work set forth on Exhibit C-1 hereto (“Landlord’s Additional Work”).  Tenant shall permit Landlord access to the Premises to perform Landlord’s Additional Work, and Landlord and Tenant shall cooperate with one another to minimize interference with, as applicable, the performance of the Initial Improvements and Landlord’s Additional Work.

Landlord and its employees, contractors and agents shall have access to the Premises at all reasonable times for the performance and completion of Landlord’s Work, Landlord’s Additional Work and Punch List Items, and for the storage of materials reasonably required in connection therewith, and Tenant will use all reasonable efforts to avoid any interference with the performance of Landlord’s Work, Landlord’s Additional Work, and Punch List Items.   Landlord shall use reasonable efforts to complete Punch List Items within thirty (30) days for Landlord’s Work and forty-five (45) days for Landlord’s Additional Work after its receipt of the “punch list” from Tenant, subject to Tenant Delay. There shall be no rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under the Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of Landlord’s Additional Work or Punch List Items or the storage of any materials in connection therewith, provided, however, Landlord will take all commercially reasonable actions to minimize any disruption to Tenant’s business activities as Landlord completes the Punch List Items.  Notwithstanding anything to the contrary contained herein, if Tenant has obtained all necessary plans (as approved by Landlord pursuant to the applicable sections of this Lease), permits, New York City Department of Buildings (DOB) and other applicable agency approvals, Tenant has executed contracts in place in order to commence the Initial Improvements and is actually ready to commence the Initial Improvements, and any delay in the Substantial Completion of Landlord’s Additional Work is actually delaying and preventing Tenant from commencing the Initial Improvements as a result thereof, the Rent Commencement Date shall be deferred by one (1) day for each day until the earlier of Substantial Completion of Landlord’s Additional Work or when the remainder of Landlord’s Additional Work is no longer delaying Tenant from commencing the Initial Improvements.

5.2                               Tenant intends to undertake renovations in the Premises to prepare the same for Tenant’s occupancy (the “Initial Improvements”).  As soon as is reasonably practical after the Date of this Lease, Tenant shall deliver to Landlord, for Landlord’s approval, construction drawings for the Initial Improvements.  Landlord shall not unreasonably withhold its approval of such construction drawings provided that the requirements (a) through (e) of the following sentence shall be satisfied.  Such construction drawings shall reflect Alterations that would not (a) alter the exterior of the Building in any way or affect the exterior appearance of the Building, (b) exceed or adversely affect the capacity, maintenance, expenses or integrity of the Building’s structure or any of its components, (c) affect or alter any Building Systems (other than to a de minimis extent), (d) affect the certificate of occupancy for the Building or necessitate the performance of any work by Landlord in the Building (other than Landlord’s Work) or (e) adversely affect the premises of any other tenants or occupants of the Building.  Within fifteen (15) business days following Landlord’s receipt of such construction drawings, Landlord shall notify Tenant, either approving such construction drawings or specifying for Tenant, in reasonable detail, Landlord’s reasons for withholding approval of any required modifications.  Within five (5) business days following receipt of Landlord’s response to the construction drawings, if the same were not approved, Tenant shall revise such construction drawings to reflect Landlord’s responses.  Such process shall continue, with each party responding to the other within five (5) business days after such party’s receipt of the revised construction drawings or response thereto, as applicable, until Landlord approves such construction drawings.  If Landlord fails to respond to Tenant’s initial request for approval within the aforesaid fifteen (15) business day period, or to a resubmission within five (5) business days (which five (5) business day period shall be extended by one (1) day for each day beyond the five (5) business days provided for response that Tenant fails to revise such construction drawings to reflect Landlord’s responses), and if thereafter Landlord in either case also fails to respond to Tenant within five (5) business days after receipt from Tenant of a notice (a “Plan Notice”) seeking a response to Tenant’s request for approval of the construction drawings, Landlord shall be deemed to have approved the construction drawings provided that Tenant shall have stated in capitalized letters and bold type (a) on the envelope of the Plan Notice:  “SECOND NOTICE REGARDING CONSTRUCTION DRAWINGS” and (b) on the first page of the Plan Notice:  “LANDLORD’S FAILURE TO RESPOND TO TENANT REGARDING THE CONSTRUCTION DRAWINGS WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE SHALL BE DEEMED TO BE LANDLORD’S APPROVAL OF SUCH CONSTRUCTION DRAWINGS.”  Notwithstanding the foregoing, Landlord’s failure to approve or disapprove the construction drawings within five (5) business days following the Plan Notice shall not be deemed Landlord’s approval of the construction drawings provided that Landlord has responded to Tenant that Landlord needs more time than provided to review the construction drawings, and provided that such additional time shall be for a legitimate purpose related to review, which Landlord shall have set forth, in reasonable detail, in its response to Tenant.  Landlord shall not charge Tenant a supervisory or construction management fee for Landlord’s review of the construction drawings as described in this Section 5.2, but Tenant shall reimburse Landlord for Landlord’s actual, reasonable out-of-pocket costs in reviewing such construction drawings.  As part of the Initial Improvements, Tenant shall remove the temporary sprinkler loop installed as a component of Landlord’s Work, and shall install a sprinkler system within the Premises compliant with applicable Law.

5.3                               Tenant shall perform the Initial Improvements at Tenant’s own cost and expense, in compliance with Laws and the provisions of this Lease (including without limitation Article 10), and in accordance with the approved construction drawings developed as set forth in Section 5.2 above.  Notwithstanding the foregoing sentence, provided that no Event of Default has previously occurred and/or shall be continuing at the time of any disbursement, Landlord shall contribute up to $2,060,880.00 (“Landlord’s Contribution”) to the cost of the Initial Improvements, of which up to: (x) $40,000.00 must be applied to the cost of the installation by Tenant during the Initial Improvements of an ADA-compliant unisex restroom servicing the Premises (and if not so applied, shall not be payable to, and forfeited by, Tenant); and (y) $303,132.00 may be used for Tenant’s “soft costs,” including architectural, engineering, permits, filing fees, and telecom/data cabling costs directly related to the Initial Improvements, but not for any trade fixtures, equipment, furniture or furnishings).  Landlord shall pay the Landlord’s Contribution to Tenant as follows:  Landlord shall pay up to ninety percent (90%) of Landlord’s Contribution in installments no more frequently than thirty (30) days apart throughout the course of performance of the Initial Improvements, each within thirty (30) days after Tenant submits to Landlord (a) copies of paid invoices for the applicable work performed or materials used, (b) partial lien waivers covering all work for which payment is being requested, (c) an architect’s certification that the portion of the Initial Improvements for which payment is being requested has been performed in accordance with the approved construction drawings, and certifying as to the amount due and owing to contractors for which reimbursement is sought, and (d) such other evidence that the services performed have been rendered with respect to, and materials used have been incorporated into, the Initial Improvements, as Landlord may reasonably request consistent with the practices of other prudent landlords of comparable office buildings in mid-town Manhattan.  Landlord shall pay the remaining ten percent (10%) balance of Landlord’s Contribution following completion of the Initial Improvements and within thirty (30) days after Tenant submits to Landlord (i) copies of paid invoices for the applicable work performed or materials used, (ii) final lien waivers with respect to the Initial Improvements, (iii) an architect’s certification on AIA forms G702 and G703 (or, if such documents are no longer in existence, such other form as Landlord shall reasonably approve), that the Initial Improvements have been completed, substantially in accordance with the approved construction drawings, and certifying as to the amount due and owing to contractors, (iv) final inspections, permits and sign offs from all governmental agencies having jurisdiction over the Initial Improvements, (v) final as-built plans, and (vi) such other evidence that the services performed have been rendered with respect to, and materials used have been incorporated into, the Initial Improvements, as Landlord may reasonably request consistent with the practices of other prudent landlords of comparable office buildings in mid-town Manhattan.  Tenant must request and utilize Landlord’s Contribution in accordance with the foregoing prior to the Rent Commencement Date.  Any costs and expenses of the Initial Improvements in excess of Landlord’s Contribution shall be paid by Tenant.  Tenant shall not be entitled to receive any portion of Landlord’s Contribution if such funds are not timely requested or are not actually expended by Tenant in the performance of the Initial Improvements, nor shall Tenant have any right to apply any unexpended portion of Landlord’s Contribution as a credit against Rent or any other obligation of Tenant hereunder.

5.4                               In the event that any violation noted of record against the Building or the Premises prior to the Commencement Date prevents Tenant from obtaining any permits or “sign-offs” required for the Initial Improvements, Landlord shall promptly cure such violation, at Landlord’s sole cost and expense, following Tenant’s notice to Landlord of such violation.  In addition, if during the course of the Initial Improvements pursuant to the approved construction drawings, Tenant uncovers ACM in the Premises the existence or condition of which is not in compliance with applicable Law, Landlord shall remediate or encapsulate such ACM to the extent required by Law.

5.5                               Subject to Tenant Delay and Force Majeure, the Rent Commencement Date shall be postponed one (1) day for each day of Landlord Delay.  The term “Landlord Delay” as used in this Lease shall mean any actual delay in the substantial completion of the Initial Improvements by Tenant due to: (a) a delay of Landlord in responding to requests for authorizations or approvals within the time frames required by Section 5.2 above for Landlord to respond thereto, (b) a denial of access to the Premises after possession thereof has been delivered to Tenant, which denial results from a negligent or willful act or omission of Landlord (where Landlord had a duty to act) (it being expressly understood that any delays experienced by Tenant as a result of the unreserved, first come-first served basis of freight elevator and service entrance usage shall in no wise be deemed a denial of access), or (c) any other interference with the performance by Tenant of the Initial Improvements which interference results from a negligent or willful act or omission of Landlord (where Landlord had a duty to act).  No Landlord Delay shall be deemed to have occurred unless Tenant has provided written notice to Landlord specifying the negligent or willful act or omission of Landlord resulting in a Landlord Delay, except in cases where Landlord has not acted within response time frames pursuant to the express terms hereof, for which no additional notice shall be required of Tenant.  If such action or inaction is not cured within two (2) business days after receipt of such notice, then a Landlord Delay as set forth in such notice shall be deemed to have occurred commencing as of the date such notice is received by Landlord.

5.6                               Landlord shall deliver to Tenant an ACP-5 in connection with Tenant’s Initial Improvements within a reasonable period of time after Tenant’s plans for the Initial Improvements have been approved by Landlord in accordance with the applicable provisions of this Lease.

6.                                      USE AND OCCUPANCY

6.1                               Use

6.1.1       Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1 and no other use.

6.1.2       The use of the Premises permitted under Section 6.1(a) shall not include, and Tenant shall not use, or permit the use of, the Premises or any part thereof for:  (i) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission; or (ii) the conduct or maintenance of any gambling or gaming activities (but the foregoing shall not prohibit general office use of the Premises by entities in the gambling or gaming industry, it being the intent that only actual gambling or gaming activities are prohibited in the Premises); or any political activities or any club activities; or a school; or employment or placement agency that may result in increased foot traffic into the Premises (it being the intent that general office use by firms such as an executive search firm are not be prohibited); or messenger service; or for the manufacturing, storage, shipping or receiving of goods; or for retail sales; or for the cooking or distribution of food.

6.2                               Compliance

6.2.1       Tenant shall use the Premises in a safe, careful and proper manner, and, at Tenant’s expense, and shall comply with all Laws now or hereafter existing (including, without limitation, the certificate of occupancy for the Premises and/or the Building, the Americans with Disabilities Act of 1990, NYC Local Laws No. 5 of 1973, No. 16 of 1984 and No. 58 of 1988, each as amended from time to time, and all Laws then in effect relating to asbestos and all orders, rules and regulations of Insurance Boards) that shall impose upon Landlord or Tenant any obligation, order or duty (including, without limitation, the performance of any Alterations), whether ordinary or extraordinary, foreseen or unforeseen, with respect to:

(a)           the Premises, including, without limitation, any improvements or Alterations in the Premises (other than Landlord’s Work and other work in the Premises performed by or on behalf of Landlord) and Tenant’s occupancy, use and manner of use of the Premises; or

(b)           any part of the Building other than the Premises if such obligation, order or duty shall arise from (i) the specific use or manner of any use or occupancy of the Premises (other than permitted general office uses) by Tenant or any person claiming through or under Tenant, or (ii) a condition created by Tenant or any person claiming under or through Tenant or any of their respective agents, contractors, employees or licensees (including, without limitation, any Alteration or improvement in the Premises made by Tenant), or (iii) a breach of Tenant’s obligations under this Lease or the negligence of Tenant or its agents, contractors, employees or licensees.

Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant be obligated to make any structural Alterations to the Premises unless the need therefor arises from Tenant’s specific use or specific manner of use of the Premises, as opposed to the mere use thereof for the Use.

6.2.2       If any Insurance Boards or Laws shall require or recommend installation of fire extinguishers or of a “sprinkler system” or any other fire protection devices or any changes, modifications, alterations or additions thereto for any reason, or if any such installation or equipment becomes necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler or fire extinguishing system in the fire insurance rate as fixed by Insurance Boards, or by any fire insurance company, then Landlord, at Landlord’s expense, shall promptly make such installation within the Premises and supply such changes, modifications, alterations, additions or other equipment in the Premises in connection with such installation.

Notwithstanding the foregoing, in the event such changes, modifications, alterations or additions are required as a result of any Alterations performed by Tenant, the location of Tenant’s partitions or modular office systems or Tenant’s use of the Premises for other than permitted general office uses, then the cost thereof shall be borne by Tenant.

6.2.3       Tenant shall not cause or permit any Hazardous Substances (hereafter defined) to be used, stored, released, disposed, handled, produced or installed in or about the Premises or Building, except that Tenant may use and store in the Premises Hazardous Substances which are typically used and stored in the ordinary course of business of an office tenant using its office for the Use in a building comparable to the Building, provided that the use, storage and disposal of such Hazardous Substances is at all times in strict compliance with all Laws and in such quantities that are no larger than those customarily used by office tenants in a building comparable to the Building for office use. Tenant shall not be responsible for any of the foregoing activities related to Hazardous Substances (use, storage, release, disposal, handling, production or installation) by Landlord or any of Landlord’s agents, employees or contractors, or by other third parties not acting under or at the direction of Tenant.  Without limiting the generality of the foregoing or any other provisions of this Lease, during the Term, Tenant shall comply with all Laws governing, and all procedures reasonably established by Landlord for, the use, abatement, removal, storage, disposal or transport of any Hazardous Substances, and any required or permitted Alteration, repair, maintenance, restoration, removal or other work in or about the Premises, Building or Land that involves or affects any Hazardous Substances.  For purposes of this Lease, “Hazardous Substances” shall mean any element, compound, chemical mixture, contaminant, pollutant, material, waster or other substance with is defined, determined or identified as a “hazardous substance,” “hazardous waste,” or “hazardous material” under any Laws including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. Sec. 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.),) the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.),  (v) the Clean Water Act (33 U.S.C. Sec. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Safe Drinking Water Act (21 U.S.C. 349; 42 U.S.C. 201 and Sec. 300f et seq., the National Environmental Policy Act of 1969 (42 U.S.C.3421), the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C., Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. Sec. 1101 et seq.) and the Environmental Conservation Law of the State of New York (codified in Volume 17 ½ of McKinney’s 1984).  In the event of a default under this Section, in addition to any and all other rights and remedies of Landlord under this Lease or at law, Tenant shall, at the option of Landlord, require Tenant to either remove or to reimburse Landlord for Landlord’s out-of-pocket cost to remove such Hazardous Substances.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

6.3                               Occupancy

Tenant shall not do or permit anything to be done which obstructs or interferes with other tenants’ rights or with Landlord’s providing Building services, or which injures or unreasonably annoys other tenants.  Tenant shall not cause, maintain or permit any nuisance in or about the Premises and shall keep the Premises free of debris (following the completion of the Initial Improvements), and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat or noise. Tenant shall not make or permit any use of the Premises which may jeopardize any insurance coverage for the Building or Premises, increase the cost of insurance or require additional insurance coverage for the Building or Premises or which shall invalidate or be in conflict with the terms of the New York State standard form of fire insurance with extended coverage.  If by reason of Tenant’s failure to comply with the provisions of this Section 6.3, any insurance premiums shall be increased, then Landlord may require Tenant to immediately pay Landlord as Additional Rent the amount of the increase in insurance premiums.

6.4                               Covenants

Tenant expressly acknowledges that irreparable injury shall result to Landlord in the event of a breach of any of the covenants made by Tenant in this Article 6, and it is agreed that, in the event of such breach, Landlord shall be entitled, in addition to any other remedies available, to an injunction to restrain the violation thereof.  Breach of any of Tenant’s covenants under this Article shall also constitute an Event of Default pursuant to the provisions of Article 21 hereof (after notice and lapse of the applicable cure period).

6.5                               Window Washing

Tenant shall not clean, or permit, suffer or allow to be cleaned, any windows in the Premises from the outside in violation of Section 202 of the Labor Law or any other Laws.

7.                                      SERVICES AND UTILITIES

7.1                               Landlord’s Operation of the Building

During the Term, subject to the provisions of this Lease, Landlord shall operate, repair and maintain the Building (including the Common Areas and the Building Systems) as a first-class office building in accordance with the standards from time to time prevailing for comparable first-class office buildings in midtown Manhattan and in accordance with applicable Laws.

7.2                               Services

Subject to the provisions of this Lease, Landlord shall provide the following services during the Term:

(a)           Maintain and make all necessary repairs and replacements to the Common Areas of the Building, all structural elements of the Building and the Building Systems, but excluding those portions of the Premises and the Building required to be repaired or maintained by Tenant pursuant to Article 9 of this Lease.  There shall be no allowance to Tenant for a diminution of rental value or interruption of business, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs in or to any portion of the Building or Building Systems or the Premises.  Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant’s business in the Premises during the performance of any repairs (without incurring overtime or premium labor charges).

(b)           Provide Building standard elevator service on usual business days (but in no event on Saturdays or Sundays), except for holidays, from 8:00 A.M. to 6:00 P.M., and have one elevator on call at all other days and times.  Tenant shall be permitted to use the Building’s freight elevator on an “as available” basis between the hours of 8:00 A.M. to 4:45 P.M. on business days (i.e., all days other than Saturdays, Sundays and Holidays) at no charge to Tenant, and at any other days or times on an “as available” basis at Landlord’s then current Building standard rate for such freight elevator usage (and in each case Tenant shall be required to pay for a minimum of four (4) hours of usage, unless such overtime use is continuing immediately from the standard staffing shift in which case there shall be no four hour minimum usage charge, provided the foregoing is in compliance with and reflective of standard union charges). The Building’s standard rate for overtime freight elevator usage is currently $100.00 per hour, which shall be subject to increase from time to time on a Building-wide basis.  Notwithstanding the foregoing, Landlord agrees to provide to Tenant, free of charge, up to thirty-six (36) hours of overtime freight usage as requested by Tenant in conjunction with Tenant’s performance of the Initial Improvements and initial move into the Premises.

(c)           Operate the central air-conditioning, heating and ventilating system installed by Landlord in the Building (“HVAC”) during the applicable seasons on usual business days (but in no event on Saturdays, Sundays or Holidays) from 8:00 A.M. to 6:00 P.M in accordance with applicable Law including the New York State Energy Conservation Code and the New York City Energy Conservation Code and meeting the specifications attached hereto as Exhibit D.  Landlord agrees to deliver the HVAC to Tenant in good working order on the Commencement Date. Tenant expressly acknowledges that the windows are hermetically sealed and will not open and Landlord makes no representation as to the habitability of the Premises at any time the HVAC is not in operation.  Tenant hereby expressly waives any claims against Landlord arising out of the cessation of operation of the HVAC, or the suitability of the Premises when same is not in operation or due to normal scheduling or for the reasons set forth in Section 7.3. Landlord shall not be liable for the failure of the HVAC if such failure results from the occupancy of the Premises or the operation of office equipment beyond a customary heat load.  If Tenant shall request heating, ventilation or air conditioning at any times other than those set forth above, Landlord shall provide the same, subject to the provisions of this Lease, provided that Tenant shall give written notice requesting such after-hours service to Landlord’s Building manager or other representative in charge of the Building at least one (1) business day in advance of the day on which Tenant shall desire such after-hours service (however Landlord will endeavor to accommodate “last-minute” requests made within such time frame without any liability for failure to so provide).  Tenant shall pay to Landlord, for such after-hours service, as Additional Rent, then current Landlord’s Building standard charge therefor (which is currently $800 per floor per hour), within ten (10) days after demand.  If Tenant shall request such overtime service for Saturday, Sunday or a holiday for a period of less than four (4) hours, Tenant shall pay for a minimum of four (4) hours of such overtime service.  If any other tenants of the Building whose premises are served by the same HVAC as the Premises shall request overtime service for any of the same hours as Tenant, the charge to Tenant for such common use shall be pro-rated based upon the rentable area of the Premises and the premises of such other tenant(s) requesting such service.  However, nothing herein contained shall obligate Landlord to pro-rate such charge based upon other tenants who may receive the benefit of such service but who shall not have so requested such service.

(d)           Furnish New York City water for ordinary lavatory and drinking and office cleaning purposes.  If Tenant requires, uses or consumes water for any other purpose, or installation becomes required by Laws, Tenant shall install (or, at Landlord’s election, Landlord may install, at Tenant’s cost) a meter or meters or other means to measure Tenant’s water consumption, and Tenant further agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord’s cost of other means of measuring such water consumption by Tenant.  In the event that such meter or meters are installed, Tenant shall reimburse Landlord for the cost of all water consumed (including costs of generating hot water, if Landlord shall at any time furnish hot water to the Premises) as measured by said meter or meters or as otherwise measured, including sewer rents, as Additional Rent within thirty (30) days after bills are rendered.

(e)           Provide, either directly or through the Building cleaning contractor, which Tenant hereby approves, standard office cleaning service in the Premises on usual business days (but in no event on Saturdays or Sundays), holidays excepted, in accordance with the cleaning specifications attached hereto as Exhibit E and made a part hereof, or such other reasonably comparable specifications designated by Landlord from time to time.  Any above standard office cleaning requirements as a result of Tenant’s use of the Premises other than for general office use, or required because of (i) misuse or neglect by Tenant or its employees or business visitors, (ii) use of portions of the Premises for preparation, serving or consumption of food or beverages or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-Building standard materials or finishes installed by Tenant or at Tenant’s request, (v) any refuse or rubbish from eating facilities requiring special handling (so called “wet garbage”), shall be at Tenant’s sole cost and expense and Tenant shall pay Landlord for the cost of such additional service on a monthly basis as Additional Rent hereunder.  Tenant shall have the right to contract directly, at Tenant’s option and at Tenant’s sole cost and expense, with Landlord’s cleaning contractor for cleaning services additional to those set forth in Exhibit E.  Landlord and its cleaning contractor and their employees shall have after-hours access to the Premises and the free use of light, power and water facilities in the Premises as shall be reasonably required for the purpose of cleaning the Premises in accordance with Landlord’s obligations hereunder.

(f)            Provide access to the Building for Tenant and its employees 24 hours per day, 7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards.  Tenant shall have the right, at Tenant’s sole cost, to install its own card access system for entry into and within the Premises, each in accordance with plans and specifications to be provided by Tenant to Landlord together with (or incorporated into) the construction drawings and specifications for the Initial Improvements and approved by Landlord, which approval shall be in accordance with and subject to Section 5.2, provided that, in addition, such installation and operation would not adversely affect the rights of any of the other tenants or occupants of the Building or the rights of Landlord pursuant to Section 9.4 of this Lease, and further provided that any such system(s) shall be installed and operated in accordance with the provisions of this Lease, including, without limitation, Article 10, and shall connect to the Building’s “Class E” fire safety system, if required by Landlord or Law.  If Tenant installs any such card access system, Tenant shall simultaneously with the installation of such system, furnish Landlord with any applicable keys, cards, access codes and all other modes of access to the Premises and all areas thereof in connection with Landlord’s rights under this Lease.  Tenant shall indemnify Landlord from and against all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees, disbursements and court costs) due to or arising out of the installation of any such card access system.

(g)           List Tenant on the alphabetical directory board or other such directory device listing Building tenants, provided that Landlord maintains the same in the main lobby of the Building.  Tenant may install up to three (3) signs within the elevator lobby of the floor(s) on which the Premises is located or on the entry to the Premises suite, in a location and otherwise subject to the approval of Landlord, which approval shall not be unreasonably withheld.

(h)           If, at Tenant’s request, Landlord or Landlord’s affiliate shall at any time during the Term furnish any services to Tenant other than the Building standard services to be furnished to Tenant pursuant to the provisions of this Section 7.2 without separate charge to Tenant, then Tenant shall pay to Landlord, or, at Landlord’s option, to Landlord’s designated affiliate, as Additional Rent, within thirty (30) days after demand, Landlord’s then current Building standard charge for such services.  Such additional services may include, as an example only, condenser water, additional electric power or cleaning services.

7.3                               Interruption of Services

Landlord reserves the right to stop the furnishing of any Building services and the service of any of the Building Systems to perform repairs or Alterations which, in Landlord’s judgment, shall be necessary or desirable or when necessary by reason of accident or emergency.  If any of the Building Systems or services required to be provided by Landlord pursuant to this Article 7 or Article 8 below shall be interrupted, curtailed or stopped, Landlord shall use reasonable efforts with due diligence to resume such service; provided, however, that Landlord shall have no liability whatsoever by reason of any such interruption, curtailment or stoppage of any of such services (whether the same shall be interrupted, curtailed or stopped while Landlord shall be performing any repairs or Alterations or when Landlord shall be prevented from supplying or furnishing the same by reason of Laws, the failure of any public utility or governmental authority serving the Building to supply electricity, water, steam, oil or other fuel, strikes, lockouts, the difficulty of obtaining materials after the use of due diligence, accidents or by any other cause beyond Landlord’s reasonable control or for any other reason), including, without limitation, any liability for damages to Tenant’s personal property or for interruption of business caused by any such interruption or stoppage, nor shall the same constitute an actual or constructive eviction or entitle Tenant to any abatement or diminution of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease.  Notwithstanding the foregoing, to the extent that any such interruption or stoppage is not required by Law, is not caused by the negligence or willful act of Tenant or its employees, agents, contractor or subcontractors and is caused by a factor within Landlord’s reasonable control, and causes Tenant’s inability to conduct business in at least fifty percent (50%) of the rentable area of the Premises for a period of ten (10) consecutive business days, and Tenant does not actually occupy or conduct its business in such portion of the Premises during such period, for each subsequent business day on which Tenant is unable to, and does not actually, so conduct business in such portion of the Premises as a result thereof, there shall be an abatement of Rent in proportion to the area Tenant is unable to and does not actually use.  In any event, Landlord shall use commercially reasonable, good faith efforts to restore any interrupted services as soon as possible.

7.4                               Changes in Laws

In the event any governmental entity promulgates or revises any law, or issues mandatory controls relating to the use or conservation of energy, water, light or electricity, or the provision of any other utility or service furnished by Landlord in the Building, Landlord may take any appropriate action consistent with actions taken by prudent landlords of comparable buildings in midtown Manhattan to comply with such provision of law or mandatory controls, including the making of alterations to the Building.  Neither Landlord’s actions nor its failure to act shall entitle Tenant to any damages, abate or suspend Tenant’s obligation to pay Base Rent, Additional Rent and other Rent or constitute or be construed as a constructive or other eviction of Tenant except as otherwise specifically set forth herein.

8.                                      ELECTRIC

8.1                               Electric Capacity

From and after the Commencement Date, Landlord shall furnish to the Premises for Tenant’s use therein, upon and subject to the terms and conditions set forth in this Article 8, up to six (6) watts demand load per usable square foot of electric current (exclusive of use for the HVAC System).  Tenant covenants and agrees that at all times its use of electric current shall not exceed such capacity of existing feeders or risers to, or wiring installations serving, the Premises.  Tenant’s consumption of electrical energy at the Premises shall be measured by submeters (capable of reading demand and KW hours to measure the demand and consumption of electric energy) (the “Submeters”) installed by Landlord, at Landlord’s expense.

8.2                               Submeters

Commencing on the date on which the Submeters shall have been installed and shall be operational with respect to the Premises, Tenant shall purchase all electric current for use in the Premises from Landlord or Landlord’s designated agent, and on account thereof shall pay to Landlord one hundred five percent (105%) of the sum of Landlord’s Average Cost Per Kilowatt and Landlord’s Average Cost Per Kilowatt Hour (as such terms are hereinafter defined) (the “Electricity Charge”), each as applied to the kilowatts of demand and the kilowatt hours of consumption of all electricity used in or in connection with the Premises during the applicable billing period, both based on readings from time to time during the Term of the Submeters measuring Tenant’s consumption of electricity in the Premises.  “Landlord’s Average Cost Per Kilowatt” shall be determined by dividing (a) the total dollar amount billed to Landlord by the public utility company or other service provider serving the Building (the “Utility Company”) for kilowatts of demand used by the Building for the relevant billing period (including fuel, taxes, adjustments, surcharges, “on-peak” and “off-peak” usage, “time of day” usage, rate adjustment changes and any other factors used by the Utility Company in computing the charges to Landlord for electric energy furnished to the Building) by (b) the total kilowatts of demand used by the Building for such time period.  “Landlord’s Average Cost Per Kilowatt Hour” shall be determined by dividing (c) the total dollar amount billed to Landlord by the Utility Company for kilowatt hours of consumption used by the Building for the relevant billing period (including fuel, taxes, adjustments, surcharges, “on-peak” and “off-peak” usage, “time of day” usage, rate adjustment changes and any other factors used by the Utility Company in computing the charges to Landlord for electric energy furnished to the Building) by (d) the total kilowatt hours of consumption used by the Building for such time period.

8.3                               Additional Rent

The Electricity Charge shall be payable within thirty (30) days after demand without set-off, defense, counterclaim, deduction or abatement whatsoever, as Additional Rent.  All Submeters shall be read by an electrical consultant retained by Landlord.  Where more than one (1) Submeter measures the electricity supplied to the Premises, the electricity rendered through each meter shall be aggregated and computed as if the entire Premises were served by one (1) meter.  Tenant shall furnish and install all lighting tubes, lamps, bulbs and ballasts required in the Premises, at Tenant’s expense, or shall pay Landlord’s reasonable charges therefor within thirty (30) days after demand.

8.4                               Submeter Maintenance

Landlord shall maintain, repair and replace, as reasonably necessary, the Submeters, at Tenant’s expense, and Tenant shall pay any such reasonable expense within thirty (30) days after being billed therefor.  If during any time during the Term, it shall be determined that one or more of the submeters servicing the Premises were malfunctioning, then Tenant shall pay Landlord an amount based on the most recent comparable period as the Electricity Charge that would have been payable by Tenant had such malfunction not occurred.

8.5                               Electric Usage; Equipment

Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements unless due to Landlord’s negligence or wrongful acts (but in no event shall Landlord be liable for consequential damages and in no event shall Landlord voluntarily reduce the amount of power supplied to the Premises to less than six (6) watts connected load per usable square foot, exclusive of use for the HVAC System).  If Tenant determines that it requires additional electric capacity, and installation of additional riser or risers to supply Tenant’s electrical requirements, Landlord shall not unreasonably withhold its consent to making available such capacity, or to the installation of additional riser or risers, provided that any such capacity is available in the Building to serve the Premises, the same is necessary for Tenant’s proposed use and will not cause adverse damage or injury to the Building or the operation thereof or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants or adversely affect the distribution of electricity thereto, and provided that Tenant pays Landlord, on demand, for all costs and expenses of Landlord to provide such additional capacity and/or risers.  Any additional riser or risers to supply Tenant’s electrical requirements that satisfy the conditions above will upon written request of Tenant, be installed by Landlord at the sole cost and expense of Tenant and, in addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment which, in Landlord’s reasonable judgment, is proper and necessary in connection therewith, subject to the aforesaid terms and conditions.  All of such cost and expense shall be paid by Tenant to Landlord upon Landlord’s demand.

8.6                               Alterations

Tenant shall not, without Landlord’s prior written consent in each instance, connect any fixtures, machinery, appliances or equipment to the Building electric distribution system or make any alteration or addition to Tenant’s appliances or equipment or the electric distribution system of the Premises (other than ordinary and normal equipment, machinery and appliances that do not exceed the capacity of six (6) watts connected load per usable square foot, exclusive of use for the HVAC System and are reasonable for and consistent with the Use of the Premises permitted by Section 6.1 and do not violate any other provisions of this Lease).  Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord’s demand.  As a condition to undertaking said work, Landlord may require Tenant to furnish Landlord with security satisfactory to Landlord securing payment of the cost of said work.

8.7                               Interruption of Service

Without limiting any other provisions of the Lease, Landlord shall not be liable in any way to Tenant for any failure, interruption or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of the Utility Company, any acts beyond the reasonable control of Landlord or for any other reason (including, without limitation, any interruption due to repairs or alterations made by Landlord in the Building).  Landlord shall use commercially reasonable efforts to not cause any interruption of the electric service required to be provided by Landlord pursuant to this Article 8; however, notwithstanding the exercise of such efforts, if an interruption occurs, Landlord shall use commercially reasonable efforts to minimize the duration of such interruption.  Without limiting the foregoing, in no event shall Landlord be liable for any consequential or special damages or damages for interruption to or loss of business, provided that to the extent that any failure, interruption or defect is caused by the negligence or willful act of Landlord and causes Tenant’s inability to conduct its normal business in at least fifty percent (50%) of the rentable area of the Premises for a period of twenty (20) consecutive business days, and Tenant does not actually occupy or conduct its business in such portion of the Premises during such period, for each subsequent business day on which Tenant is unable to, and does not actually, so conduct business in such portion of the Premises as a result thereof, there shall be an abatement of Rent in proportion to the area Tenant is unable to use and does not actually use.

8.8                               Discontinuance of Service

Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises at any time upon not less than sixty (60) days’ prior notice to Tenant (unless a shorter time is required by Law).  If Landlord shall exercise such right of discontinuation, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Charge to Landlord pursuant to the provisions of Section 8.3 above.  If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall obtain electricity directly from the Utility Company.  Such electricity may be furnished to Tenant by means of the then existing Building System feeders, risers and wiring to the extent that the same are available, suitable and safe for such purposes. If Landlord elects to discontinue furnishing electricity to Tenant other than if required by Law or the Utility Company, Landlord shall install, at Landlord’s expense, all meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity directly from such Utility Company, and Tenant shall maintain such installations at Tenant’s expense.  Such discontinuance shall not be deemed a lessening or diminution of services within the meaning of any present or future Laws.  Notwithstanding anything contained herein to the contrary, Landlord shall not be permitted to discontinue furnishing electricity to Tenant in the Premises unless (i) Landlord simultaneously discontinues furnishing electricity to all or most of the other office space in the Building, and (ii) Tenant has been given a reasonable period within which to obtain electricity from the Utility Company, which Tenant shall diligently pursue in good faith.

8.9                               Tax

If any tax is or shall be imposed upon Landlord’s receipt from the sale or resale or furnishing of electric energy to Tenant, Tenant shall reimburse Landlord therefor upon demand.

8.10                        Change in Laws

If the Utility Company or any Laws shall institute or require a change in the manner in which electricity is to be furnished or paid for, and such change reasonably necessitates an appropriate modification of this Article 8, Tenant agrees to execute such modification in form reasonably satisfactory to Tenant.  Tenant agrees to fully and timely comply with all rules and regulations of the public utility applicable to Tenant or the Premises.

8.11                        Statements

Landlord’s failure to render any statement under the provisions of this Article 8 shall not prejudice Landlord’s right to render such statement at any time thereafter or to render a statement under this Article 8 for prior or subsequent periods.  The obligations of Tenant with respect to any payment required to be made pursuant to the provisions of this Article 8 shall survive the expiration or sooner termination of the Term for a period of two (2) years.

9.                                      REPAIRS AND MAINTENANCE OF PREMISES; ACCESS TO PREMISES BY LANDLORD

9.1                               Repairs by Tenant

Subject to the terms of Article 6, Section 7.2(a), and Articles 13 and 15, and except to the extent Landlord is required or elects to perform or pay for certain maintenance or repairs in accordance with said Articles and Sections, Tenant shall, at Tenant’s sole expense, at all times during the Term, maintain in good order and repair and in compliance with all applicable Laws, the Premises and all fixtures, glass, appurtenances and equipment therein (including promptly and adequately repairing, restoring and/or replacing all portions that are damaged or broken), including, without limitation, Tenant’s entire distribution system for all of the Building Systems that serve the Premises up to the point at which such distribution system connects to the Building System, including, without limitation, (i) Tenant’s entire air distribution ceiling duct system to the point at which the same connects to the main distribution duct for the Premises located in the core area of the Building (but not the perimeter heating/cooling units located around the perimeter of the Premises, which units shall be repaired by Landlord except to the extent to which the same are damaged by Tenant), (ii) Tenant’s entire electrical system to the panel box that services the Premises, (iii) all water and waste lines and fixtures to the point at which the same connect to the vertical pipes and wet columns located in the core of the Building, (iv) the portion of the “Class E” fire safety system within the Premises and (v) any and all supplemental and other systems located in and/or exclusively serving the Premises.  Tenant shall also repair, restore and/or replace all damage and injury to the Premises or to any portion of the Building or the Building Systems outside of the Premises (including, without limitation, the rough floor, the rough ceiling, exterior walls and load bearing columns and other structural elements) caused by or arising from any negligent acts or omissions of Tenant or Tenant’s agents, contractors or employees.  All repairs and other work performed by Tenant or Tenant’s contractors (which shall be subject to Landlord’s approval) shall (i) be performed in compliance with all of the provisions of Article 10 of this Lease, (ii) be performed in a first-class workmanlike manner using only grades of materials at least equal in quality to Building standard materials and (iii) comply with all insurance requirements and all applicable Laws.

9.2                               Failure to Maintain Premises; Landlord’s Right to Cure

If Tenant shall fail to perform any of its obligations under Section 9.1, then Landlord may, upon not less than ten (10) days’ prior notice to Tenant (except in case of actual or suspected emergency, in which case no notice shall be required) perform such obligations and Tenant shall pay as Additional Rent to Landlord the actual, reasonable, out of pocket cost of such performance, including an amount sufficient to reimburse Landlord for third party supervision costs, within fifteen (15) days after written demand from Landlord.

9.3                               Landlord’s Right to Perform Repairs to Building Systems

In any case in which Tenant shall be required or shall desire to make any repairs or perform any Alterations or other work pursuant to this Article or Articles 6 or 10, and such repairs, Alterations or other work shall affect the Building Systems or areas outside of the Premises, Landlord may, in Landlord’s discretion, elect to make such repairs or to perform such Alterations or other work for and on behalf of Tenant, but at Tenant’s sole cost and expense.  In such event, Tenant shall reimburse Landlord, as Additional Rent, for the reasonable cost incurred by Landlord to perform such repairs and/or Alterations or other work in accordance with the standards of first class office buildings in midtown Manhattan, within thirty (30) days after Landlord shall furnish a statement to Tenant of the amount thereof.

9.4                               Access to Premises by Landlord

9.4.1       Tenant shall permit Landlord and Landlord’s agents, representatives, contractors and employees and public utilities servicing the Building to enter the Premises at all reasonable times upon reasonable prior notice (except in case of actual or suspected emergency in which event no notice shall be required), which notice may be oral, for any of the following purposes, it being agreed that Landlord and Tenant shall use reasonable efforts to coordinate the presence of a representative of Tenant, but that such presence shall not be required for such entry:  (i) to examine or inspect the Premises, (ii) to show the Premises to existing or prospective mortgagees, lenders or ground lessors or to prospective purchasers or tenants, (iii) to comply with any Laws or the requirements of any insurance policies or Encumbrance (as defined in Section 25.1 below) affecting the Building, (iv) to perform any Alterations, repairs, improvements, additions, replacements or restorations which Landlord shall deem necessary or desirable, or to make any Renovations, (v) to comply with any of Landlord’s obligations under this Lease, and (vi) to exercise any right or remedy of Landlord under this Lease, including, without limitation, Landlord’s rights to cure any default of Tenant under this Lease (provided that any notice of default Landlord shall give to Tenant shall also serve as any prior notice required to be given under this Section 9.4.1 and no further notice of Landlord’s entry under this Section shall be required).  Landlord shall have the right to take any materials and equipment into the Premises (but not store (other than on a temporary basis as work progresses)) that may be required while any repairs, restorations, improvements, replacements, additions or Alterations are being performed in the Premises and such performance shall not constitute an actual or constructive eviction in whole or in part or entitle Tenant to any abatement of the Rent payable under this Lease (except as otherwise expressly provided in this Section 9.4.1, Section 10.2 or Article 13) or other compensation for interruption to or loss of business or subject Landlord to any other liability.  Landlord shall use reasonable efforts to minimize interference in the normal conduct of Tenant’s business during any such entry by Landlord, provided that Landlord shall not be obligated to employ labor at overtime or premium pay rates.  If Tenant shall not be present when any entry into the Premises shall be necessary or desirable, Landlord and Landlord’s agents, representatives, contractors or employees may enter the Premises without rendering Landlord or such parties liable, provided that such parties shall use reasonable care under the circumstances to avoid damage to Tenant’s property and Alterations.

9.4.2       Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

9.4.3.      Any reservation of a right by Landlord to enter upon the Premises and to make or perform any repairs, Alterations or other work in, to or about the Premises which, in the first instance, is the obligation of Tenant pursuant to this Lease, shall not be deemed to: (i) impose any obligation on Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

9.5                               Notice of Damage

Tenant shall notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts of appurtenances of the Building’s sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises.

9.6                               Energy Conservation

Tenant shall abide by all requirements which Landlord may reasonably prescribe for the proper protection and functioning of the Building Systems and the furnishing of the Building services.  Tenant shall keep all windows closed while the HVAC is in operation.  Tenant further shall cooperate with Landlord in any energy conservation effort pursuant to a program or procedure promulgated or recommended by the USGBC, ASHRAE, the New York State Energy Conservation Code, the New York City Energy Conservation Code or any applicable Laws; provided, however, that Tenant shall not be obligated to incur any additional out of pocket costs or expenses in connection with such cooperation beyond a de minimis extent (such as, e.g., completion of forms, making of copies and mailing of letters).

10.                               ALTERATIONS

10.1                        Alterations by Tenant

10.1.1     Subject to the provisions of this Article 10 and to other applicable provisions of this Lease, Tenant may from time to time, at Tenant’s expense, perform Alterations in and to the Premises to better adapt the same to its business, provided that any such Alteration shall (a) not alter the exterior of the Building in any way or affect the exterior appearance of the Building; (b) not be structural or exceed or adversely affect the capacity, maintenance, operating cost or integrity of the Building’s structure or any of its components; (c) not affect or alter any Building Systems, (d) not affect the certificate of occupancy for the Building or necessitate the performance of any work by Landlord in the Building; (e) comply with all applicable Laws (including the Americans with Disabilities Act of 1990, NYC Local Laws No. 5 of 1973, No. 16 of 1984 and No. 58 of 1988, each as amended from time to time, and all Laws then in effect relating to asbestos) and all orders, rules and regulations of Insurance Boards; (f) be made only with the prior written consent of Landlord; (g) not violate any agreement (including, without limitation, any Encumbrance) which affects the Land or the Building or binds Landlord; and (h) not be subject to any lien, encumbrance, chattel mortgage, security interest, charge of any kind whatsoever, or any conditional sale or other similar or dissimilar title retention agreement.  Notwithstanding item (f) above, (i) Tenant shall have the right to make purely decorative or cosmetic Alterations that do not require a DOB permit to perform without the consent of Landlord (“Cosmetic Decorations”) and (ii) Landlord shall not unreasonably withhold consent to non-structural Alterations to be performed within the Premises costing less than $100,000.00 in the aggregate over any one (1) year period and which otherwise comply with items (a) — (e), (g) and (h) above.

10.1.2     All Alterations, including the Initial Improvements, shall be performed subject to and in compliance with all of the following terms and conditions:

(a)           Tenant shall not commence the performance of any Alteration for which Landlord’s consent is required until Tenant shall have obtained Landlord’s prior written approval of detailed plans and specifications for such Alteration (“Tenant’s Plans”), other than Cosmetic Alterations.  Tenant’s Plans shall be prepared by a professional architect or engineer licensed to practice in the State of New York and shall be in form, content and detail sufficient (x) to secure all required governmental permits and approvals, (y) for a contractor to perform all work shown thereon and covered thereby and (z) sufficient to determine (i) whether such Alteration complies with all Laws, (ii) whether such Alteration is to be performed using materials at least equal to Building standard and (iii) the effect such Alteration shall have on the structural components of the Building, including the Building Systems, and the operation and maintenance of the Building.

(b)           All Alterations shall be performed in compliance with all applicable Laws.  Without limiting the generality of the foregoing, Tenant shall not commence to perform any Alteration until Tenant shall have obtained and delivered to Landlord originals or true and complete copies of all permits, authorization, licenses and permits required to be obtained by applicable Laws prior to the performance of any Alteration.  Tenant shall prosecute all Alterations to completion with due diligence and promptly following completion of all Alterations, Tenant shall obtain all required approvals, permits, and other “sign-offs” from all governmental authorities having jurisdiction and shall deliver copies thereof to Landlord.

(c)           All Alterations shall be performed subject to Landlord’s rules and regulations governing the construction of Alterations in the Building, as the same may be modified from time to time, provided that no such modifications shall materially increase Tenant’s obligations or liabilities hereunder or reduce Tenant’s rights hereunder.  Such rules and regulations shall be applied in a nondiscriminatory manner as against other tenants of the Building.

(d)           In order to maintain and control the quality and standards of workmanship of the Building, Tenant shall only utilize contractors and subcontractors who shall have been approved in writing by Landlord to perform Alterations in the Building, provided that Landlord shall not unreasonably withhold consent to contractors proposed by Tenant if the work such contractors are performing is not structural work or work affecting the Building Systems, and such contractors are licensed to practice in the State of New York, are adequately insured as required under this Lease and provide certificates evidencing the same to Landlord, and abide by the requirements of Section 10.1.6 with respect to labor harmony.  Landlord shall at all times during the Term maintain a list of not less than three (3) independent, responsible contractors and subcontractors for each trade who shall be acceptable to Landlord, except that Landlord shall have the right to designate only one (1) approved contractor for the performance of work on the life safety systems and Building Systems of the Building and one (1) filing agent.  Tenant shall use Landlord’s designated contractor(s) for all work on the life safety systems and Building Systems of the Building and Landlord’s filing agent with respect to any Tenant’s Plans (including the construction drawings for the Initial Improvements).  Landlord shall have the right to change the approved contractors set forth on such list at any time and from time to time.  Landlord shall also have the right to refuse to grant access to the Building and the Premises to any contractor or subcontractor not approved by Landlord.

(e)           Tenant shall maintain, and shall cause all persons performing any  Alterations or other work in the Building on behalf of Tenant to maintain, worker’s compensation insurance, and commercial general liability insurance (including, without limitation, completed operations and contractual liability coverages), property damage insurance and such other insurance as Landlord may reasonably require (with Landlord, Landlord’s managing agent and such other persons as Landlord shall reasonably designate named as additional insureds), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance shall remain in effect during the entire period in which such Alterations or other work shall be performed.  Prior to the commencement of every Alteration, Tenant shall deliver to Landlord proof of all such insurance.

(f)            Tenant shall perform all Alterations using materials at least equal in quality to the original construction of the Building or Landlord’s then current Building standard or otherwise reasonably approved by Landlord.

(g)           Tenant shall promptly pay, when due, the cost of all Alterations and other work performed by or on behalf of Tenant or any person claiming through or under Tenant, and, upon completion, Tenant shall deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

(h)           Upon completion of all Alterations, Tenant, at its expense, shall promptly prepare and submit to Landlord reproducible as-built CAD plans of such Alteration.

10.1.3     In the event that Landlord shall submit Tenant’s Plans to Landlord’s independent architects or engineers for review, Tenant shall pay to Landlord, as Additional Rent, all actual, reasonable, out-of-pocket costs incurred by Landlord for such review, within fifteen (15) days after demand.

10.1.4     Reserved.

10.1.5     All Alterations, whether temporary or permanent in character, made or paid for by Landlord or Tenant shall, without compensation to Tenant, become Landlord’s property upon installation and shall be surrendered to Landlord upon the expiration or earlier termination of the Term, in good condition, ordinary wear and tear excepted, except that Tenant shall remove, at or prior to the expiration or earlier termination of the Term, all Specialty Alterations (as hereinafter defined).  Upon the removal of any Specialty Alterations, Tenant shall restore the affected portion of the Premises to the condition existing prior to the installation of such Specialty Alteration.  For purposes of this Section, “Specialty Alterations” shall mean any and all vaults, cooking kitchens, subflooring structures and raised or reinforced flooring systems, structural reinforcements, auditoria, dumbwaiters, mainframe computer centers, copying centers, structural components of libraries, internal staircases, private lavatories, supplemental HVAC, medical facilities, and any other Alterations which are not customary for build-outs of tenants of first class office buildings in midtown Manhattan generally and/or are unusually expensive to demolish or remove.

10.1.6     Tenant shall not at any time, either directly or indirectly, use any contractors or labor or materials in the Premises if, in Landlord’s sole discretion, the use of same would interfere or cause any conflict with other contractors or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof.  In the event of any such conflict or interference, Tenant, upon Landlord’s demand, shall cause all contractors, mechanics or laborers causing such conflict or interference to leave the Building immediately.

10.1.7     Tenant shall pay (x) any increase in property taxes on, or fire or casualty insurance premiums for, the Building attributable to any Alteration (provided that increased property taxes or insurance premiums attributable to alterations by other tenants and occupants of the Building shall be excluded from Taxes and Operating Expenses) and (y) the cost of any modifications to the Building outside the Premises that are required to be made in order to make any Alteration to the Premises.

10.1.8     Landlord’s review, supervision, commenting on or approval of any Alteration or aspect of work to be performed by or for Tenant (whether pursuant to this Article 10 or otherwise) shall be solely for Landlord’s protection and, except as may otherwise be expressly provided in this Lease, shall create no warranties or duties to Tenant or to third parties.

10.2                        Alterations by Landlord

Landlord, at its cost, and without the same constituting an eviction of Tenant and without incurring any liability to Tenant, may perform renovations, improvements, alterations, or modifications to the Building, the Premises, the Common Areas and/or the Building Systems (collectively, the “Renovations”).  The Renovations may include, without limitation, (i) repairs, changes, additions, renovations, decorations, alterations, improvements and restorations to the Building (including the Premises) and Common Areas necessary to provide the services described in Article 7, (ii) installing, erecting, using, maintaining, repairing and replacing pipes, ducts, cables and conduits in and through the Premises, provided, however, that no such action shall permanently reduce the Area of the Premises beyond a de minimis extent and Landlord shall, to the extent reasonably practicable, conceal or camouflage the same in or along walls, ceilings or columns, (iii) changing the arrangement, number and/or location of public entrances, passageways, lobbies, doors, corridors, elevators, stairs, toilets or other public parts of the Building and (iv) imposing such controls as Landlord deems reasonably necessary with respect to access to the Building by Tenant’s guests and visitors.  Tenant acknowledges that the Renovations may be performed by Landlord in the Premises during normal business hours.  Landlord and Tenant agree to cooperate with each other in order to enable the Renovations to be performed in a timely manner and, with respect to any Renovations in the Premises, with as little inconvenience to the operation of Tenant’s business as is reasonably possible.  Any inconvenience suffered by Tenant during the performance of any Renovations shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent, Additional Rent or other sums payable under the Lease.  Notwithstanding the foregoing, Landlord shall remain liable to the extent provided under the Lease or at law or in equity for any actual damage or loss to persons or property resulting from the Renovations, subject to the waiver of subrogation provisions set forth in the Lease.  Nothing contained in this Section 10.2 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant under this Lease to make any repair, replacement or improvement or comply with any Laws.

11.                               LIENS

11.1        Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant or any person claiming through Tenant for the Premises, the nonpayment of which could result in any lien against the Land, Building or Premises.  Tenant shall keep title to the Land, Building and Premises free and clear of any such lien.  Tenant shall immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and shall indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys’ fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings.  In case any such lien attaches, Tenant agrees to cause it to be released and removed of record within thirty (30) days after the notice of the filing of such lien shall have been given to Tenant (failing which Landlord may do so at Tenant’s sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord which may be used by Landlord to release such lien.  Upon final determination of any permitted contest, Tenant shall immediately pay any judgment rendered and cause the lien to be released of record.

11.2        Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of labor or materials for the specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any material that would give rise to the filing of any liens against the Land, Building, Premises or any part thereof.  Notice is hereby given that, except with respect to Landlord’s Work, Landlord shall not be liable for any work performed or to be performed at the Premises for Tenant or any subtenant, or for any material furnished or to be furnished at the Premises for Tenant or any subtenant upon credit, and that no mechanic’s or other lien for such work or material shall attach to or affect the estate or interest of Landlord in and to the Land, Building or Premises.

12.                               INSURANCE

12.1                        During the Term, Tenant shall provide and keep in force the following insurance:

(a)           Commercial general liability insurance relating to Tenant’s business carried on, in or from the Premises and Tenant’s use and occupancy of the Premises, insuring against loss due to personal or bodily injury or death and damage to property (including, without limitation, contractual liability insurance), with limits of not less than the Liability Insurance Amount for any one accident or occurrence; and

(b)           Property insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise, personal property and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any leasehold improvements installed by or for the benefit of Tenant (items (i) and (ii), collectively, “Tenant Insured Improvements”).  Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage of $500,000.00, provided that the proceeds of such business interruption coverage are used exclusively to pay Rent as the same becomes due; and

(c)           Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

12.2                        The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability.  Landlord makes no representation or warranty to Tenant that the amount of insurance required to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant’s interests.  Tenant is encouraged to evaluate its insurance needs and obtain whatever additional types or amounts of insurance that it may deem desirable or appropriate.  Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-X and shall be in form and content reasonably acceptable to Landlord.  Tenant’s Commercial General Liability Insurance shall (a) name the Landlord, Callahan Capital Properties LLC, Landlord’s managing agent, the holder of any Encumbrance and such additional parties as Landlord shall reasonably designate (“Additional Insured Parties”) as additional insureds (Landlord hereby notifies Tenant that Landlord’s managing agent is, on the Date of this Lease, CBRE, Inc.); and (a) include cross liability and severability of interests clauses, (b) be written on an “occurrence” (and not a “claims made”) form, (c) be primary insurance as to all claims thereunder, (d) provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance and (e) comply with the provisions of Section 14.1 below.  Landlord shall be designated as a loss payee with respect to Tenant’s property insurance on any Tenant Insured Improvements and trade fixtures.  Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent.  Attached to the ACORD 25 (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement designating Landlord as a loss payee with respect to Tenant’s property insurance on any Tenant Insured Improvements and trade fixtures, and each such endorsement shall be binding on Tenant’s insurance company.  Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 12.1 showing that the Additional Insured Parties are named as additional insureds and that Landlord is designated as a loss payee with respect to Tenant’s property insurance on any Tenant Insured Improvements and trade fixtures.  If Tenant shall fail to maintain any required insurance or pay any premiums thereon, or to furnish satisfactory proof of such insurance to Landlord as required, Landlord may, upon not less than five (5) days’ notice, effect such insurance coverage and recover from Tenant on demand any premiums paid by Landlord.  Tenant may provide the required insurance coverages hereunder through blanket policies as well as a combination of primary and excess or umbrella coverages, provided that the coverage required by this Article 12 will not be reduced or diminished by reason of the use of such umbrella or blanket policies of insurance.

12.3                        Whenever Landlord’s commercially reasonable judgment indicates a need for additional or different types of insurance coverage, Tenant shall, upon Landlord’s request, promptly obtain such insurance coverage, at Tenant’s expense, provided that such coverage shall not exceed the insurance coverage then required by prudent owners of first class office buildings in midtown Manhattan.

12.4                        Landlord shall maintain such “all risk” insurance for the Building and commercial general liability insurance for the common areas of the Building as Landlord shall determine, in its commercially reasonable judgment, to be in an amount sufficient to repair or replace the Building in the event of loss, and which shall be subject to such terms and conditions (including, without limitation, deductibles and self-retention limits) as Landlord shall determine.  Nothing contained in this Lease shall require Landlord to maintain insurance against risks of terrorism.

13.                               DAMAGE OR DESTRUCTION

13.1                        Termination Options as a Result of Casualty

13.1.1     If the Premises or any other portion of the Building necessary for Tenant’s occupancy of the Premises shall be damaged by fire or other casualty, Landlord shall, promptly after learning of such damage, notify Tenant in writing of the time necessary to demolish all damaged portions of the Premises and repair or restore the Premises and such portions of the Building as are necessary for Tenant’s occupancy of the Premises as nearly as practicable to the condition existing prior to such fire or other casualty, excluding the repair and restoration of any and all Tenant Insured Improvements, trade fixtures, furnishings, equipment and personal property of Tenant in the Premises (such demolition, repair and restoration work being hereinafter referred to as “Landlord’s Restoration Work”), as estimated by a reputable architect, engineer or contractor selected by Landlord (the “Estimate”).

13.1.2     If the Estimate shall state that Landlord’s Restoration Work cannot be completed within one (1) year after the date of such damage (or within sixty (60) days after the date of such damage if such damage shall have occurred within the last twelve (12) months of the Term), then Tenant shall have the option to terminate this Lease by giving Landlord notice thereof within ten (10) days after Landlord shall have given Tenant the Estimate.

13.1.3     If all or any part of the Premises or the Building is damaged or destroyed by fire or other casualty, and (a) the Building is so damaged (whether or not the Premises shall have been damaged) that Landlord shall elect not to restore or repair such damage to the Building, or (b) the Estimate shall state that Landlord’s Restoration Work cannot be completed within one (1) year after the date of such damage, or (c) such damage shall have occurred within the last twelve (12) months of the Term and the Estimate shall state that the repair or restoration of the damage to the Premises or to any other portion of the Building necessary for Tenant’s occupancy cannot be completed within sixty (60) days from the date of such damage, then, in any of such events, Landlord shall have the right, at its option, to terminate this Lease by giving notice thereof to Tenant within ninety (90) days after the date on which such fire or other casualty shall have occurred or Landlord’s receipt of the Estimate, whichever is later.

13.1.4     If either party shall exercise its option to terminate this Lease pursuant to the provisions of this Section 13.1, the Term shall expire and this Lease shall terminate thirty (30) days after Landlord or Tenant, as the case may be, shall have given the other party such notice of termination, as if such date were the Expiration Date (provided, however, that Rent payable for the period commencing on the date of such damage and ending on the date on which this Lease shall terminate shall be subject to any abatement provided for in Section 13.3 below) and Landlord shall be entitled to all proceeds of the insurance policy applicable to any damaged Tenant Insured Improvements in the Premises.

13.2                        Repair Obligations as a Result of Casualty

If the Premises or the Building are damaged by fire or other casualty and neither party shall terminate this Lease pursuant to the provisions of Section 13.1, then Landlord shall promptly commence and diligently prosecute Landlord’s Restoration Work, subject to delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control.  Landlord shall perform Landlord’s Restoration Work in a workmanlike manner using grades of materials at least equal in quality to the materials adopted as a standard for the Building.  Landlord shall have no liability to Tenant, including any liability for inconvenience or annoyance or injury to the business of Tenant, resulting in any way from damage from fire or other casualty or the repair thereof.  Tenant shall not be entitled to terminate this Lease if any required repairs or restoration are not in fact completed within the time period set forth in the Estimate, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion, subject to the provisions of this Article 13.  In no event shall Landlord be obligated to repair, restore or replace any of the Tenant Insured Improvements; Tenant agrees to repair, restore or replace such

Tenant Insured Improvements as soon as possible after the date of such fire or other casualty, to at least the condition existing prior to its damage, using materials at least equal to Building standard.  However, in connection with the performance of Landlord’s Restoration Work, Landlord may, if elected by both Landlord and Tenant, repair and restore the damage, if any, caused to any or all Tenant Insured Improvements.  If Landlord and Tenant shall make such election, Landlord shall be entitled to all proceeds of the insurance policy described in Section 12.1(b) applicable to the Tenant Insured Improvements Landlord so elects to repair or restore.  Landlord and Tenant shall cooperate with each other in their respective efforts to collect insurance proceeds.

13.3                        Rent Abatement as a Result of Casualty

If all of the Premises shall be damaged or destroyed or rendered untenantable or inaccessible by any fire or other casualty, then the Rent shall abate in its entirety, and if only a portion of the Premises shall have been damaged or destroyed or rendered untenantable or inaccessible, the Rent shall be reduced by an amount which bears the same ratio to the total amount of Rent otherwise payable under this Lease as the portion of the Premises which shall have been damaged or rendered untenantable or inaccessible bears to the entire Premises, in either case for the period beginning on the date of such damage and ending on (x) if Landlord shall have elected to repair and restore any Tenant Insured Improvements pursuant to the provisions of Section 13.2, fifteen (15) days following the date on which Landlord shall have substantially completed both of Landlord’s Restoration Work and such Tenant Insured Improvements or (y) if Landlord shall not have elected to repair and restore the Tenant Insured Improvements pursuant to the provisions of Section 13.2, the earlier of the date on which (i) Tenant shall have substantially completed the repair and restoration of such Tenant Insured Improvements as nearly as practicable to the condition existing immediately prior to such fire or other casualty, or (ii) the thirtieth (30th) day after the date on which Landlord shall have substantially completed Landlord’s Restoration Work.  In no event shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant’s business and use of such portion of the Premises during the period of repair (other than using labor at overtime or premium pay rates).

13.4                        Fire Wardens

Tenant shall throughout the Term provide fire wardens and searchers as required under NYC Local Law No. 5. of 1973, as heretofore and/or hereafter amended.

13.5                        Express Agreement Regarding Casualty

This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for a contingency in the absence of express agreement and any other law of like import now or hereafter in force, shall have no application in such case.

14.                               WAIVERS AND INDEMNITIES

14.1                        Mutual Waiver of Subrogation Rights

14.1.       Landlord shall cause each property insurance policy carried by Landlord insuring the Building against loss, damage, or destruction by fire or other casualty, and Tenant shall cause each property insurance policy carried by Tenant and insuring the Premises and Tenant Insured Improvements against loss, damage, or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy, even though such loss, damage or destruction might have been occasioned by the negligence of Landlord, Tenant or their respective agents, employees, contractors, invitees and/or permitted subtenants or other occupants.  Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage.  However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of the rentable square feet in the Area of the Premises to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 14.1 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium.  If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 14.1, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other’s insurer are exhausted and the other party shall be unable to collect such insurance proceeds.  The waiver of subrogation set forth in this Section 14.1 shall extend to the benefit of the agents, Affiliated Parties (as defined in Section 14.2 below) and employees of each party, but only if and to the extent that such waiver can be obtained without additional charge (unless the party to be benefited shall pay such charge).  Nothing contained in this Section 14.1 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.  In the event of any permitted sublease or occupancy (by a person other than Tenant) of all or a portion of the Premises, all of Tenant’s covenants and obligations set forth in this Section 14.1 shall bind and be fully applicable to the subtenant or occupant (as if such subtenant or occupant were Tenant hereunder) for the benefit of Landlord and Landlord’s agents.

14.2                        Definition of Affiliated Parties

For purposes of this Article 14, the term “Affiliated Parties” shall mean a party’s parent, subsidiaries and affiliated corporations and its and their partners, ventures, members, directors, officers, shareholders, agents, servants and employees.

14.3                        Tenant’s Waivers

Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Landlord, its Affiliated Parties and the holder of any Encumbrance shall not be liable or in any way responsible for, and Tenant waives all claims against Landlord, its Affiliated Parties and the holder of any Encumbrance for any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building, or caused by the public or by construction of any private or public work.  Tenant’s waivers under this Section 14.3 shall survive the expiration or early termination of the Term.

14.4                        Indemnity

14.4.1     Subject to Section 14.1 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Tenant shall defend, indemnify and hold Landlord, Callahan Capital Properties LLC, Landlord’s managing agent, the holder of any Encumbrance and such additional parties as Landlord shall reasonably designate, together with each of their respective partners, principals, managers, members, directors, officers, shareholders, agents, servants and employees (any or all of the foregoing hereinafter referred to as the “Indemnified Parties”) harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees, disbursements and court costs) due to or arising out of: (a) any accident, injury or damage occurring on or about the Premises (including, without limitation, accidents, injury or damage resulting in injury to persons, death, property damage or theft) during the Term or during any period of time prior to or after the Term that Tenant shall have been in possession of the Premises; (b) any act or omission or negligence of Tenant or any one claiming through or under Tenant and any of their agents, contractors, employees, servants, licensees, invitees or visitors, (c) any accident, injury or damage whatsoever caused to any person or to the property of any person outside of the Premises but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted from any negligent act or omission of Tenant or any one claiming through or under Tenant or any of their respective contractors, licensees, agents, servants, employees, invitees or visitors; and/or (d) any breach, violation or non-performance of any of the terms, covenants or conditions to be observed or performed by Tenant under this Lease.  Tenant’s obligations under this Section 14.4.1 shall survive the expiration or earlier termination of the Term.

14.4.2     If any claim, action or proceeding shall be brought against any of the Indemnified Parties for a matter covered by the indemnity set forth in this Section, Tenant, upon notice from the Indemnified Party, shall defend such claim, action or proceeding by counsel reasonably acceptable to the Landlord Indemnified Party, at Tenant’s expense.  Counsel for Tenant’s insurer is hereby approved. Notwithstanding the foregoing, the Indemnified Party may retain its own counsel to assist in the defense of any claim having a potential liability in excess of $1,000,000, and Tenant shall pay the reasonable fees of such attorneys.  No such claim, action or proceeding shall be settled by Tenant without the consent of Landlord unless such settlement shall be at no cost to Landlord.

14.4.3     Subject to Section 14.1 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible, Landlord shall defend, indemnify and hold Tenant, its respective partners, principals, members, directors, officers, shareholders, agents, servants and employees (any or all of the foregoing hereinafter referred to as the “Tenant Indemnified Parties”) harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees, disbursements and court costs) due to or arising out of:  (a) any act, omission or negligence of Landlord or any one claiming through or under Landlord and any of their agents, contractors, employees, servants, licensees or visitors; (b) any accident, injury or damage whatsoever caused to any person or to the property of any person outside of the Premises but anywhere within the Building, where such accident, injury or damage results or is claimed to have resulted from the negligence of Landlord or any one claiming through or under Landlord or any of their respective contractors, licensees, agents, servants, employees, invitees or visitors; and/or (c) any breach, violation or non-performance of any of the terms, covenants or conditions to be observed or performed by Landlord under this Lease.  Landlord’s obligations under this Section 14.4.3 shall survive the expiration or earlier termination of the Term.

14.4.4     If any claim, action or proceeding shall be brought against any of the Tenant Indemnified Parties for a matter covered by the indemnity set forth in this Section, Landlord, upon notice from the Tenant Indemnified Party, shall defend such claim, action or proceeding by counsel reasonably acceptable to the Tenant Indemnified Party, at Landlord’s expense.  Counsel for Landlord’s insurer is hereby approved.  Notwithstanding the foregoing, the Tenant Indemnified Party may retain its own counsel to assist in the defense of any claim having a potential liability in excess of $1,000,000.00, and Landlord shall pay the reasonable fees of such attorneys.  No such claim, action or proceeding shall be settled by Landlord without the consent of Tenant unless such settlement shall be at no cost to Tenant.

15.                               CONDEMNATION

15.1                        Full Taking

If all or substantially all of the Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease shall terminate as of the earlier of the date on which the condemning authority takes physical possession of or title to the Building or Premises.

15.2                        Partial Taking

15.2.1     Landlord’s Termination of Lease.  If only part of the Building or Premises is thus taken or sold in lieu of condemnation, and if after such partial taking, in Landlord’s reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within sixty (60) days after the taking.

15.2.2     Tenant’s Termination.  If over twenty-five percent (25%) of the Premises is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Building, Tenant may terminate this Lease if in Tenant’s reasonable judgment the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking.  Such termination by Tenant shall be exercised by written notice to Landlord given not later than sixty (60) days after Tenant is notified of the taking.

15.2.3     Effective Date of Termination.  Termination by Landlord or Tenant shall be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by the condemning authority.

15.2.4     Election to Continue Lease.  If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease shall be diminished by an amount allocable to the portion of the Premises which was so taken, sold or rendered unusable.  If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord shall, at Landlord’s sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is feasible.  However, Landlord shall not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

15.3                        Awards

As between the parties to this Lease, Landlord shall be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term.  However, Tenant may assert a claim in a separate proceeding against the condemning authority for the value of Tenant’s trade fixtures or personal property, the cost of moving and other business relocation expenses and damages to Tenant’s business incurred as a result of such condemnation provided that the foregoing shall not reduce the award payable to Landlord.

16.                               ASSIGNMENT AND SUBLETTING

16.1                        Limitation

Except as otherwise expressly provided in this Article 16, without Landlord’s prior written consent, Tenant shall not assign, mortgage, pledge, encumber or otherwise transfer all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used or occupied by any party other than Tenant and its employees.

16.2                        Notice of Proposed Transfer; Landlord’s Options

16.2.1     (a)  If Tenant shall desire to (x) sublet all or any portion of the Premises or (y) assign Tenant’s interest in this Lease, Tenant shall submit to Landlord a notice (the “Notice of Intention”) of Tenant’s intention to sublet all or a portion of the Premises or assign this Lease, as the case may be, which notice shall set forth the effective date of the proposed assignment or subletting, and which shall be accompanied by the items set forth in 16.3.1(a) below.

(b)           Landlord shall have the right, by notice (the “Termination Notice”) given to Tenant within thirty (30) days following Landlord’s receipt of the Notice of Intention, in respect of (x) a proposed assignment of this Lease, or (y) a proposed subletting resulting in at least 75% of the rentable area of the Premises (whether individually or collectively with all prior sublettings affecting the Premises) being subleased to one or more third parties, to terminate this Lease on a date to be specified in the Termination Notice, which date (the “Termination Date”) shall be the later of (i) the effective date of the proposed subletting or assignment, or (ii) the thirtieth (30th) day after the date on which Tenant shall have given Landlord the Notice of Intention, whereupon the term of this Lease shall expire on the Termination Date with the same force and effect as if such date were originally provided herein as the Expiration Date of the Term.  If Tenant’s Notice of Intention requests consent to a sublease of a portion of the Premises, then Landlord’s right to terminate this Lease shall be with respect only to the Space (hereinafter defined).

16.2.2     If, within thirty (30) days following Landlord’s receipt of a Notice of Intention, Landlord shall not have exercised the foregoing right to terminate this Lease, then Landlord’s right to so terminate this Lease pursuant to this Section 16.2 shall be deemed waived, but only with respect to the particular sublet or assignment referred to in such Notice of Intention.

16.2.3     If Tenant shall not consummate an assignment of this Lease or a subletting of any portion or all of the Premises, as the case may be, as shall have been specified in Tenant’s Notice of Intention, within ninety (90) days following receipt of Tenant’s Notice of Intention, Tenant shall not have the right to consummate the subletting of the Premises or the assignment of this Lease, as the case may be, without again requesting Landlord’s consent thereto and otherwise complying with all of the provisions of this Section 16.2.

16.3                        Consent Not To Be Unreasonably Withheld

16.3.1     If Landlord shall not exercise its applicable option under Section 16.2, or if such option is not applicable to the proposed transaction, then, provided that no Event of Default shall be continuing, Landlord shall not unreasonably withhold its consent to a proposed assignment or subletting, provided that each of the following conditions shall be satisfied:

(a)           Tenant’s Notice of Intention shall have been accompanied by (i) a statement setting forth the name and address of the proposed assignee or subtenant and the nature of its business, (ii) in the case of a sublease of a portion of the Premises, a reasonably accurate floor plan indicating the portion of the Premises intended to be sublet (the “Space”), (iii) a reasonably detailed statement describing the proposed use of the Premises, (iv) financial statements prepared by an independent certified public accountant containing the opinion of such accountant reflecting the proposed assignee’s or subtenant’s current financial condition and income and expenses for the past two (2) years, or other evidence satisfactory to Landlord of the financial condition of the proposed assignee or subtenant, and (v) a term sheet or letter of intent summarizing the material terms of the assignment or subletting, and a copy of the proposed assignment (which shall contain an assumption agreement complying with the provisions of Section 16.4 below) or proposed form of sublease, as the case may be.  Tenant shall deliver a copy of the executed assignment or sublease promptly after execution.  Tenant shall also deliver to Landlord such other or additional information as Landlord may reasonably request consistent with the practices of other prudent landlords of comparable buildings in mid-town Manhattan;

(b)           The proposed subtenant or assignee, in Landlord’s reasonable opinion, shall have sufficient financial capacity and business experience to perform its obligations under the proposed sublease or, in the case of an assignment, this Lease;

(c)           The use of the Premises by the proposed assignee or subtenant shall only be for purposes which, in Landlord’s reasonable opinion, (i) are lawful, (ii) are limited to the permitted Use of the Premises permitted under Section 6.1 of this Lease, (iii) are consistent with the general character of business carried on by tenants of a first-class office buildings in midtown Manhattan and with a majority of the tenants of the Building, (iv) do not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant of the Building (provided that Landlord has given Tenant notice of such conflicting rights upon request of Tenant), (v) shall not increase the likelihood of damage or destruction to the Building, (vi) shall not cause an increase in insurance premiums for insurance policies applicable to the Building, (vii) shall not require new tenant improvements incompatible with the then-existing Building Systems and components and (viii) shall not impose any additional burdens or costs on Landlord in the operation of the Building;

(d)           In Landlord’s reasonable opinion consistent with the practices of prudent landlords of comparable buildings in mid-town Manhattan, the proposed assignee or subtenant shall not have a poor business reputation or reputation as being an undesirable tenant in the general business community;

(e)           The proposed assignee or subtenant, or any person who directly or indirectly controls, is controlled by, or is under common control with, the proposed assignee or subtenant, at the time Tenant requests Landlord’s consent and at the time of the proposed transfer, shall not be a tenant or occupant in the Building, nor a party with whom Landlord is then negotiating or has within the past six (6) months negotiated for the leasing of space in the Building; and

(f)            The form of the proposed assignment or sublease shall comply with the provisions of this Section 16 and shall be reasonably satisfactory to Landlord in form and substance.

16.4                        Form of Transfer

16.4.1     All subleases shall be subject to the following provisions, and Landlord’s consent to a proposed sublease shall not be effective or binding upon Landlord unless and until Tenant shall have delivered to Landlord an original duly executed sublease that shall comply with the following provisions:

(a)           The term of the sublease shall end no later than one (1) day prior to the Expiration Date of this Lease;

(b)           Each sublease shall provide that (i) the sublease shall be subject and subordinate to this Lease and to all matters to which this Lease is or shall be subordinate and (ii) upon any termination of this Lease prior to the date fixed as the Expiration Date, re-entry or repossession of the Premises by Landlord under this Lease or surrender of the Premises with Landlord’s written consent, Landlord may, at its option, take over any of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn and agree to be bound to Landlord in accordance with the provisions of this Section 16, it being agreed that Landlord shall nevertheless not be (1) liable for any previous act or omission of Tenant (including any negligence of Tenant) as sublandlord under the sublease, (2) subject to any credit, defense, offset, claim or demand which may have previously accrued to the subtenant against Tenant, (3) bound by any previous modification or amendment of such sublease not consented to by Landlord or by any previous prepayment of more than one (1) month’s rent, (4) be obligated to perform any repairs or other work beyond Landlord’s obligations under this Lease or (5) liable for the return of any security deposit except to the extent such sums have actually been paid over to Landlord; it being understood and agreed that the provisions of this Section 16.4.1(b) shall be self-operative, and that no further instruments shall be required to give effect to this provision, but that upon the request of Landlord, Tenant shall execute and deliver such instruments to Landlord as Landlord shall reasonably request to confirm the foregoing provisions;

(c)           Each sublease shall contain a provision requiring the subtenant to comply with the provisions of Section 14.1 of this Lease, which provisions shall be applicable to such subtenant as if such subtenant were the Tenant under this Lease; and

(d)           If Landlord requires that this Lease be terminated as to the Space pursuant to Section 16.2.1(b), and the Space is less than the entire Premises, then (i) Tenant, at Tenant’s cost, shall (a) erect all partitions required to separate the Space from the remainder of the Premises and (b) install all doors that Landlord determines are required for independent access from the Space to the elevators, lavatories and stairwells on the floor and install all equipment and facilities (including, without limitation, men’s and women’s toilets) required to comply with all applicable Laws and to enable Landlord to maintain and service the Space and permit the Space to be used as an independent unit, (ii) Landlord and Tenant shall execute and deliver a supplementary agreement modifying this Lease by eliminating the Space from the Premises for the term specified in Tenant’s Notice of Intention commencing, at Landlord’s option, on (a) the commencement date set forth in Tenant’s Notice of Intention, or (b) a date designated by Landlord which shall not be more than thirty (30) days after the date of Landlord’s Termination Notice, and, for such period, reducing the Base Rent and Additional Rent payable under this Lease on a pro rata basis and (iii) at Landlord’s election, Tenant shall, at its sole cost, prior to the end of the Term, restore the Premises to the condition existing immediately prior to the commencement of the sublease term, including any demolition of partitions and doors erected or installed pursuant to subsection (i) above and related repair and restoration of the Premises.

16.4.2     No assignment shall be binding on Landlord, and Landlord’s consent to any proposed assignment of this Lease shall not be effective until Tenant shall have delivered to Landlord a duly executed and acknowledged original assignment and assumption agreement which shall contain an assumption by the transferee of all of the terms, covenants, conditions and agreements to be observed or performed by the Tenant under this Lease, in form and substance reasonably satisfactory to Landlord.

16.4.3     A fully executed copy of any sublease or assignment of this Lease shall be delivered to Landlord within ten (10) days after the execution thereof.

16.5                        Payments to Landlord

16.5.1     If Landlord shall not exercise any of its options under Section 16.2 and shall give its consent to any sublease of the Premises, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent, fifty (50%) percent of the amount by which any and all rents, additional charges or other consideration payable to Tenant by the subtenant under the sublease or any other agreement entered into in connection therewith exceeds the Base Rent and Additional Rent payable under this Lease (prorated with respect to the Space as appropriate) accruing during the term of the sublease (including all sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of the sale of any of Tenant’s furniture, fixtures or equipment, the then net unamortized or undepreciated cost of any such fixtures, equipment, furniture, furnishings or other personal property which were provided and installed in the subleased premises at the sole cost and expense of Tenant and for which Landlord has not given an allowance or other credit, determined on the basis of Tenant’s federal income tax returns), but after deducting from such rents, additional charges or other consideration any Sublease Transaction Costs (hereafter defined) actually incurred by Tenant.  The sums payable under this Section 16.5.1 shall be payable to Landlord as and when the same shall be paid by the subtenant to Tenant.  As used in this Section, “Sublease Transaction Costs” shall mean all commercially reasonable costs and expenses incurred by Tenant in connection with the sublease, including, without limitation any of the following sums actually incurred by Tenant to consummate such sublease:  (i) up to one and one half brokerage commissions at customary rates, (ii) reasonable attorneys’ fees and disbursements and (iii) any reasonable costs incurred by Tenant to prepare the subleased premises for the subtenant’s occupancy thereof.  Notwithstanding the foregoing, the sale of any movable personal property (other than furniture) up to its depreciated value may be excluded from the computation of profits.

16.5.2     If Landlord shall not exercise any of its options under Section 16.2 above and shall give its consent to any assignment of Tenant’s interest in this Lease, Tenant shall, in consideration of such assignment, pay to Landlord, as Additional Rent, fifty (50%) percent of any and all sums and other consideration payable to Tenant by the assignee for or by reason of such assignment (including, but not limited to, all sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property less, in the case of the sale of any of Tenant’s furniture, fixtures or equipment, the then net unamortized or undepreciated cost of any such fixtures, equipment, furniture, furnishings or other personal property which were provided and installed in the Premises at the sole cost and expense of Tenant and for which Landlord has not given an allowance or other credit, determined on the basis of Tenant’s federal income tax returns), but after deducting from such sums or other consideration any Assignment Transaction Costs (hereafter defined) actually incurred by Tenant.  The sums payable under this Section 16.5.2 shall be payable to Landlord as and when the same shall be paid by the assignee to Tenant.  As used in this Section, “Assignment Transaction Costs” shall mean all commercially reasonable costs and expenses incurred by Tenant in connection with the assignment, including, without limitation any of the following sums actually incurred by Tenant to consummate such assignment:  (i) up to one and one half brokerage commission at customary rates, (ii) reasonable attorneys’ fees and disbursements, and (iii) any reasonable construction costs incurred by Tenant to prepare the Premises for the assignee.  Notwithstanding the foregoing, the sale of any movable personal property (other than furniture) up to its depreciated value may be excluded from the computation of profits.

16.6                        Change of Ownership

Any change by Tenant in the form of its legal organization (such as, for example, a change from a general to a limited partnership), any transfer of 50% or more of Tenant’s assets or of Tenant’s stock, membership, partnership or other equity interests (including any transfer by operation of law or by a series of transfers), and any other direct or indirect transfer of interest effecting a change in the identity of the persons exercising effective control of Tenant, shall be deemed an “assignment” of this Lease requiring Landlord’s prior written consent.  The transfer of any outstanding capital stock of a corporation whose stock is publicly-traded shall not, however, be deemed a “transfer of interest” under this Section 16.6.  This Section 16.6, however, is subject to Tenant’s rights under Section 16.7 below.

16.7                        Permitted Transfers

16.7.1     Provided that no Event of Default shall be continuing, Tenant may, upon not less than ten (10) business days’ prior notice to Landlord, but without obtaining Landlord’s consent, assign this Lease or sublease all or any part of the Premises to an Affiliate of Tenant (as defined in Section 16.7.3 below) for so long as such Affiliate of Tenant shall remain an Affiliate of the Tenant initially named herein, provided that (i) the Affiliate of Tenant shall continue to use the Premises for the Use and for no other use, (ii) Tenant shall deliver a duplicate original duly executed sublease or assignment and assumption agreement evidencing such assignment or sublease to Landlord within ten (10) days after the execution thereof, which instrument shall comply with the provisions of Section 16.4 hereof, and (iii) in the case of an assignment, the Affiliate of Tenant shall comply with the net worth requirements and other provisions set forth in Section 16.7.2(i) below (and, for purposes of this Section 16.7.1, the tangible net worth of the named Tenant may be taken into account to satisfy such net worth test).  Notwithstanding any such assignment or subletting, Tenant shall remain fully and primarily liable for the obligations of the Tenant under this Lease.  Any assignment or sublease effected in accordance with the provisions of this Section 16.7 shall be subject to all of the provisions of this Article 16 (including, without limitation, Section 16.4).  If any time following an assignment to an Affiliate of Tenant or subletting to an Affiliate of Tenant, such assignee or subtenant shall cease to be an Affiliate of Tenant, then Tenant shall obtain Landlord’s consent to such assignment or subletting pursuant to this Article 16 in the same manner as if the assignee or subtenant, as the case may be, were not an Affiliate of Tenant, and if Landlord declines to consent to such assignment or subletting in accordance with the provisions of this Article 16, (x) in the event of an assignment of this Lease, Tenant shall, at least three (3) days prior to the date such assignee shall cease to be an Affiliate of Tenant, assign this Lease back to the Tenant named herein or to the entity which was the Tenant immediately prior to such assignment to the Affiliate of Tenant and (y) in the event of a sublease of all or any part of the Premises, Tenant shall, within three (3) days prior to the date such subtenant ceases to be an Affiliate of Tenant, terminate such sublease and, in either of said cases, cause the assignee or subtenant, as the case may be, to vacate the Space, and, with respect to any Space not constituting the entire Premises, restore the Premises to the condition existing immediately prior to the commencement of the sublease term, including any demolition of partitions and doors erected or installed pursuant to Section 16.4.1(d) above and related repair and restoration of the Premises.  Sections 16.2 and 16.5 shall not apply to a sublease or assignment to an Affiliate of Tenant made pursuant to and in accordance with this Section 16.7 (Tenant must, however, give not less than ten (10) business days’ notice to Landlord of such sublease or assignment as specified in this Section 16.7.1).

16.7.2     Provided that no Event of Default shall be continuing, Tenant may, upon not less than ten (10) business days’ prior notice to Landlord (subject to the last sentence of this Section), but without obtaining Landlord’s consent, assign this Lease to any corporation or other entity into or with which Tenant may be merged or consolidated or to which Tenant shall sell all or substantially all of its assets (hereinafter referred to as a “Corporate Succession”), provided that:  (i) the transferee shall have acquired all or substantially all of the assets of Tenant and assumed all or substantially all of the liabilities of Tenant and shall have a tangible net worth (computed in accordance with generally accepted accounting principles) equal to or greater than the tangible net worth of Tenant immediately prior to such transfer (and certified financial statements evidencing the same or other proof thereof in form and substance reasonably satisfactory to Landlord shall have been furnished to Landlord at the time at which Tenant shall give Landlord notice of such proposed transfer), (ii) the transferee shall continue to use the Premises for the Use and for no other use, (iii) the principal purpose of the Corporate Succession shall not be the acquisition of Tenant’s interest in this Lease and (iv) the transferee shall have assumed all of the obligations of Tenant under this Lease and a duly executed and acknowledged duplicate original counterpart of such assumption agreement shall have been given to Landlord not later than ten (10) days after the effective date thereof.  Any assignment effected in accordance with the provisions of this Section 16.7 shall be subject to all of the provisions of this Section 16 (including, without limitation, Section 16.4) other than Sections 16.2 and 16.5.  Tenant must, however, give not less than ten (10) business days’ notice to Landlord of such Corporate Succession as specified in this Sections 16.7.2, unless such advance notice is in violation of any applicable Laws, in which case Tenant shall notify Landlord thereof promptly following the consummation of such Corporate Succession, which notice, in any case, shall include a reasonably detailed description of the Corporate Succession, including relevant organizational carts and transaction documents.

16.7.3     As used in this Section 16.7, the term “Affiliate of Tenant” shall mean any person, corporation or other entity controlling, controlled by or under common control with, Tenant or in which Tenant shall own at least fifty-one (51%) percent of the voting interests (for purposes of this definition, the word “control” and its related terms, including “controlling,” “controlled by” and “under common control with,” shall mean the possession of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise).

16.7.4     Provided that no Event of Default shall be continuing, Tenant may, upon not less than ten (10) days’ prior notice to Landlord, and without being subject to the right of recapture as provided in paragraph 16.2(b) hereof and profit sharing as provided in paragraph 16.5.1 hereof, to permit certain consultants, strategic partners or other professionals (collectively, “Desk Sharing Entities”) to occupy desk space in the Premises (not to exceed ten (10%) percent of the rentable square footage comprising the Premises, in the aggregate) for reasonable periods of time, and for the Permitted Use only, provided that such Desk Sharing Entities have an ongoing business relationship with Tenant and shall not have any rights hereunder except to occupy desk space; such occupancy shall not create a landlord/tenant relationship or any privity with the Landlord; and, Tenant receives no material rent or compensation.  Neither Tenant nor any Desk Sharing Entities shall be allowed to construct any demising walls or perform any other Alterations in connection with the Desk Sharing Entities’ use or occupancy of the Premises.

16.8                        Effect of Transfers

16.8.1     No subletting or assignment shall release Tenant from any of its obligations under this Lease, and, in the event of a permitted assignment or other transfer (other than a sublease), the assignee or transferee shall be deemed to have assumed all of Tenant’s obligations under this Lease and shall be jointly and severally liable with Tenant for all of the obligations of the Tenant under this Lease.  Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting.  In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor.  Any act or omission of an assignee or subtenant or any person claiming under or through any of them that violates this Lease shall be deemed a violation of this Lease by Tenant.  If this Lease shall be assigned or if the Premises shall be sublet or occupied by anyone other than Tenant, whether or not in violation of the provisions of this Lease, then Landlord may collect from the assignee or transferee or, after an Event of Default shall have occurred, from the subtenant, and Tenant hereby authorizes and directs such party to pay to Landlord, all rent (whether or not denominated as Base Rent, Additional Rent or otherwise), additional rent and other charges payable pursuant to such instrument, with the net amount so collected applied to the Base Rent, Additional Rent and other charges payable under this Lease, but no such acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver by Landlord of any provision of this Article 16 or an acceptance by Landlord of the assignee, transferee or subtenant as a tenant, or a release of Tenant from the further performance of the covenants and agreements to be performed by Tenant under this Lease.

16.8.2     The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger at Landlord’s option and, upon any termination of this Lease prior to the date fixed as the Expiration Date for any reason, or any re-entry or repossession of the Premises by Landlord under this Lease or any surrender of the Premises with Landlord’s written consent, Landlord shall have the right, at Landlord’s option, to take over all of the right, title and interest of Tenant, as sublessor, in and to any and all subleases or such of them as Landlord shall elect to take over and assume at the time of such recovery of possession or termination.  In such event, Tenant shall, upon the request of Landlord, execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary to vest in Landlord the then existing subleases and sublettings.  If Landlord shall choose to take over any such sublease as provided above, such election shall be exercised by notice to all known subtenants in the Premises and such subtenants shall (a) be deemed to have waived any right to surrender possession of the sublease space or to terminate the sublease, (b) be bound to Landlord for the balance of the term of the sublease and (c) attorn directly to Landlord under all of the executory terms of this Lease, except that the rent shall be payable at the rates set forth in the sublease and except that Landlord shall not be (i) liable for any previous act, omission or negligence of Tenant, (ii) subject to any credit, claim, defense or offset which may have previously accrued to the subtenant against Tenant, (iii) be bound by any previous modification or amendment of the sublease made without Landlord’s prior consent or by any previous prepayment of more than one month’s rent, (iv) be obligated to perform any repairs or other work beyond Landlord’s obligations under this Lease or (v) liable for the return of any security deposit except to the extent such sums have actually been paid over to Landlord.  No further instruments shall be required to give effect to this provision, but upon the request of Landlord, Tenant shall execute and deliver such instruments to Landlord as Landlord shall reasonably request to confirm the foregoing provisions and each subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence said attornment.

16.9                        Miscellaneous

16.9.1     Landlord’s consent to an assignment or a sublease shall not constitute Landlord’s consent to any other or further assignment of this Lease or to any further subletting of all or part of the Premises by Tenant or anyone claiming through Tenant (or to the assignment of any sublease) and shall not relieve Tenant from obtaining the prior written consent of Landlord to any future assignment or sublease and otherwise complying with all of the provisions of this Article 16.

16.9.2     Any modification of a sublease that extends the term of the sublease, increases or decreases the size of the sublet premises or affects otherwise any other material term of the sublease to which Landlord shall have consented shall constitute a new sublease subject to the provisions of this Article 16.

16.9.3     Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand, all reasonable out-of-pocket costs incurred by Landlord (including reasonable legal fees and disbursements and the costs of making any investigations as to the acceptability of any proposed assignee or subtenant and preparing any documentation evidencing Landlord’s consent, if applicable) in connection with a request by Tenant that Landlord consent to any proposed assignment or sublease.

16.9.4     In the event of any permitted assignment of Tenant’s interest in this Lease, the terms, covenants and conditions of this Lease may be changed, altered or modified in any manner whatsoever by Landlord and the assignee without the consent thereto of assignor Tenant, and no such change, alteration or modification shall release assignor Tenant from the performance by it of any of the terms, covenants and conditions on its part to be performed under this Lease.

17.                               PERSONAL PROPERTY

17.1                        Removal

All personal property, trade fixtures and furnishings installed in the Premises by Tenant at Tenant’s cost, (as distinct from leasehold improvements) (a) may be removed from the Premises from time to time in the ordinary course of Tenant’s business or in the course of making any Alterations to the Premises permitted under Section 10.1, and (b) shall be removed by Tenant at the end of the Term in accordance with Section 3.4.  Tenant shall promptly repair, at its expense, any damage to the Building resulting from the installation or removal of Tenant’s personal property in or from the Premises.

17.2                        Responsibility

Tenant shall be solely responsible for all costs and expenses related to personal property used or stored in the Premises.  Tenant shall pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment.

18.                               ESTOPPEL CERTIFICATES

18.1                        Tenant shall, at any time and from time to time, within 20 days after request by Landlord, execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following to the extent accurate at such time:  (a) the Commencement Date, the Rent Commencement Date and the Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that, to Tenant’s knowledge, no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord, including Landlord’s Work, have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other factual matters as may be reasonably requested by Landlord, a prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building.  Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building.

18.2                        Landlord shall, within twenty (20) days after Tenant’s request, but no more than once in any twelve (12) month period, execute, acknowledge and deliver to Tenant a certificate indicating any or all of the following to the extent accurate at such time:  (a) the Commencement Date, the Rent Commencement Date and the Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; and (d) that no default by Tenant or, to Landlord’s knowledge, Landlord exists which has not been cured, except as to defaults stated in such certificate.  Any such certificate may be relied upon only by Tenant or its prospective lenders or prospective transferees (provided that nothing herein shall be deemed to permit any such lending or transfer in contravention of Article 16 hereof).

19.                               TRANSFER OF LANDLORD’S INTEREST; LIMITATIONS ON LANDLORD’S LIABILITY

19.1                        Sale, Conveyance and Assignment

Nothing in this Lease shall be construed to restrict Landlord’s right to sell, convey, assign or otherwise deal with the Building or Landlord’s interest under this Lease.

19.2                        Effect of Sale, Conveyance or Assignment

The term “Landlord” as used in this Lease shall mean the Landlord at the particular time in question, and a sale, conveyance or assignment of the Building or Landlord’s interest therein shall automatically release Landlord from liability under this Lease, and from and after the effective date of the transfer Tenant shall look solely to Landlord’s transferee for performance of Landlord’s obligations under this Lease, it being understood that from and after the date of such transfer, the term “Landlord” shall only mean the transferee and the covenants and agreements of Landlord shall thereafter be binding upon such transferee.

19.3                        Limitations on Landlord’s Liability

Any liability for damages, breach or nonperformance of this Lease by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, shall be collectible only out of Landlord’s interest in the Building and the rent and other proceeds thereof, and no personal liability has been assumed by, or shall at any time be asserted against, Landlord, its parent and affiliated corporations, its and their principals, partners, members, shareholders, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns, and Tenant shall not enforce any judgment or other judicial decree requiring the payment of money by Landlord against any other property or assets of Landlord, and at no time shall any other property or assets of Landlord or any of the aforesaid parties be subject to levy, execution, attachment or other enforcement procedure; all such liability, if any, being expressly waived and released by Tenant.  Notwithstanding anything to the contrary contained in this Lease, to the full extent permitted by law, in no event shall Landlord or Tenant be liable for any consequential, special or punitive damages arising out of any breach or default in the performance or observance of any of the terms, covenants or conditions to be observed or performed by Landlord or Tenant, as the case may be, under this Lease, subject, nevertheless, to Section 3.5 of this Lease respecting a holdover by Tenant.

20.                               RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the Rules and Regulations set forth in Exhibit G attached hereto and with all reasonable modifications and additions to such Rules and Regulations (which shall be applicable to all Building tenants) from time to time adopted by Landlord and of which Tenant is notified in writing, provided that no such modifications or additions shall increase Tenant’s obligations or reduce Tenant’s right’s hereunder in any material respect.  If there shall be any conflict between the Rules and Regulations or any such modification or addition and any right expressly granted to Tenant under this Lease, the provisions of this Lease shall control.  Landlord’s enforcement of the Rules and Regulations shall be nondiscriminatory against Tenant as against other tenants of the Building, but Landlord shall have no liability to Tenant for the failure of any person to comply with the Rules and Regulations.

21.                               DEFAULT AND REMEDIES

21.1                        Events of Default

If any one or more of the following events (individually an “Event of Default” and collectively an “Events of Default”) shall occur:

(a)           Tenant shall fail to pay to Landlord the full amount of any Base Rent or Additional Rent, or any other Rent payable under this Lease by Tenant to Landlord, on or before the date upon which the same shall first become due and such failure shall continue for more than five (5) business days after Landlord shall have given Tenant written notice thereof; or

(b)           Tenant shall do anything or permit anything to be done, whether by action or inaction, in breach of any covenant, agreement, term, provision or condition of this Lease, or any Exhibit annexed hereto, on the part of Tenant to be kept, observed or performed (other than a breach of the type referred to in clause 21.1(a) above), and such breach shall continue and shall not be fully remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, except in connection with a breach which cannot be remedied or cured within said thirty (30) day period, in which event the time of Tenant within which to cure such breach shall be extended for such time as shall be reasonably necessary to cure the same, but only if Tenant, within such initial thirty (30) day period, shall promptly commence and thereafter proceed diligently and continuously to cure such breach, and provided further that such period of time shall not be so extended as to jeopardize the interest of Landlord in the Land and/or the Building or so as to subject Landlord to any liability, civil or criminal, provided however, that if such breach or noncompliance which cannot be remedied or cured within said thirty (30) day period shall cause or result in (i) a dangerous condition in the Premises or Building, (ii) any insurance coverage carried by Tenant or Landlord with respect to the Premises or Building being jeopardized or (iii) a material disturbance to another tenant, then an Event of Default shall exist if such breach or noncompliance shall not be cured as soon as reasonably practicable after notice from Landlord to Tenant, and in any event within forty five (45) days after such notice shall have been given by Landlord to Tenant; or

(c)           Reserved

(d)           If Tenant or any guarantor of this Lease (referred to herein as a “guarantor”) shall commence or institute any case, proceeding or other action (i) seeking relief on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future Law of any jurisdiction, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for any part of its property; or

(e)           If Tenant or any guarantor shall make a general assignment for the benefit of creditors; or

(f)            If any case, proceeding or other action shall be commenced or instituted against Tenant or any guarantor (i) seeking to have an order for relief entered against Tenant or any guarantor, as applicable, as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii)

seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any part of its property, which (x) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect, or (y) is not contested, in good faith, by Tenant or any guarantor, as applicable, within 14 days of the date such case, proceeding or other action is instituted (or such shorter time period as may be prescribed by local bankruptcy rule, the bankruptcy court or other applicable law) or (z) is not dismissed within 90 days;

then, upon the occurrence of any of said events set forth in (a) through (f) above, Landlord may at any time thereafter give to Tenant a notice of termination of the Term of this Lease setting forth a termination date five (5) days after the date of the giving of such notice, and, upon the giving of such notice, this Lease and the term and estate hereby granted (whether or not the Term shall theretofore have commenced) shall expire and terminate upon the expiration of said five (5) days with the same effect as if that day were the date hereinbefore set for the expiration of the Term of this Lease, but Tenant shall remain liable for damages as provided in Section 21.3 below.

21.2                        Landlord’s Remedies

21.2.1     If an Event of Default shall have occurred, Landlord and/or Landlord’s agents and servants, whether or not the Term of this Lease shall have been terminated pursuant to Section 21.1, may, without further notice to Tenant except as may be required by applicable Law, immediately or at any time thereafter reenter into or upon the Premises or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, to the extent legally permitted, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons or property therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein.  The words “reenter” “reentry” and “reentered” as used in this Lease are not restricted to their technical legal meanings.  In the event of any termination of this Lease under the provisions of Section 21.1, or in the event that Landlord shall reenter the Premises under the provisions of Section 21.2, or in the event of the termination of this Lease (or of reentry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant shall thereupon pay to Landlord the Base Rent, Additional Rent and any other charges payable hereunder by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, plus the expenses incurred or paid by Landlord in terminating this Lease or of reentering the Premises and securing possession thereof, including reasonable attorneys’ fees and costs of removal and storage of Tenant’s property, and Tenant shall also pay to Landlord damages as provided in Section 21.3 below.

21.2.2     In the event of the reentry into the Premises by Landlord under the provisions of this Section 21.2, and if this Lease shall not be terminated, Landlord may (but shall have absolutely no obligation to do so), not in Landlord’s own name, but as agent for Tenant, relet the whole or any part of the Premises for any period equal to or greater or less than the remainder of the original term of this Lease, for any sum which Landlord may deem suitable, including rent concessions, and for any use and purpose which Landlord may deem appropriate.  Such reletting may include any improvements, personalty and trade fixtures remaining in the Premises.

21.2.3     In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right of injunction.

21.2.4     In the event of (i) the termination of this Lease under the provisions of this Article 21, or (ii) the reentry of the Premises by Landlord under the provisions of this Section 21.2, or (iii) the termination of this Lease (or reentry) by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security deposit or otherwise, but such monies shall be credited by Landlord against any Base Rent, Additional Rent or any other Rent due from Tenant at the time of such termination or reentry or, at Landlord’s option, against any damages payable by Tenant under Section 21.3 or pursuant to law.

21.2.5     The specified remedies to which Landlord may resort under this Lease are cumulative and concurrent and are not intended to be exclusive of each other or of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed under this Lease or at law or in equity as if specific remedies were not herein provided for, and the exercise by Landlord of any one or more of the remedies allowed under this Lease or in law or in equity shall not preclude the simultaneous or later exercise by the Landlord of any or all other remedies allowed under this Lease or in law or in equity.

21.3                        Damages

21.3.1     In the event of any termination of this Lease under the provisions hereof or under any summary dispossess or other proceeding or action or any provision of law, or in the event that Landlord shall reenter the Premises under the provisions of this Lease, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)           a sum which at the time of such termination of this Lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate of the installments of Base Rent and the Additional Rent which would have been payable hereunder by Tenant, had this Lease not so terminated or had Landlord not reentered the Premises, for the period commencing with such earlier termination of this Lease or the date of any such reentry, as the case may be, and ending with the date set forth initially for the expiration of the full Term of this Lease pursuant to Article 1, over (ii) the aggregate fair market rental value of the Premises for the same period (the amounts of each of clauses (i) and (ii) being first discounted to present value at an annual rate of three percent (3%)); or

(b)           sums equal to the aggregate of the installments of Base Rent and Additional Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the Expiration Date originally set forth in this Lease for the expiration of the Term; provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of reentering the Premises and of securing possession thereof, including reasonable attorneys’ fees and costs of removal and storage of Tenant’s property, as well as the expenses of reletting, including repairing, restoring and improving the Premises for new tenants, brokers’ commissions, advertising costs, reasonable attorneys’ fees, and all other similar or dissimilar expenses chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that such reletting may be for a period equal to or shorter or longer than the remaining term of this Lease; provided further, that (1) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (2) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subdivision (b) to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (3) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting, or if relet for a period longer than the remaining Term of this Lease, the expenses of reletting shall be apportioned based on the respective periods.

21.3.2     For the purposes of Section (a)(i) of Section 21.3.1, the amount of Additional Rent which would have been payable by Tenant under Articles 4, 7, 8 and 30 for each year ending after such termination of this Lease or such reentry, shall be deemed to be an amount equal to the amount of such Additional Rent payable by Tenant for the Fiscal Year and Tax Year ending immediately preceding such termination of this Lease or such reentry.  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at Landlord’s election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Article 21, or under any provision of law, or had Landlord not reentered the Premises.

21.4                        Miscellaneous

21.4.1     Nothing contained in this Article 21 shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default under this Lease on the part of Tenant.  The failure or refusal of Landlord to relet the Premises or any part or parts thereof, or the failure of Landlord to collect the rent thereof under any reletting, shall not release or affect Tenant’s liability for damages.

21.4.2     Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises, or to have a continuance of this Lease for the term hereby demised, after Tenant shall be dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as herein provided or pursuant to law.  Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess of a tenant for non-payment of rent, and of any other law of like import now or hereafter in effect.  In the event that Landlord shall commence any summary proceeding for non-payment of rent or for holding over after the termination of this Lease, Tenant shall not, and hereby expressly waives any right to, interpose any counterclaim of whatever nature or description in any such proceeding, except to the extent that by failing to interpose such counterclaim Tenant would be barred from asserting such counterclaim in a separate action or proceeding.

21.4.3     If Landlord shall commence any action or summary proceeding against Tenant, Tenant shall reimburse Landlord, as Additional Rent, Landlord’s attorneys’ fees and expenses, both if judgment is awarded for Landlord, or if Landlord accepts the payment subsequent to service of process but prior to entry of judgment.

21.4.4     Nothing contained in this Lease shall limit or prejudice Landlord’s right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or Rent, under this Lease.

21.4.5     Upon the occurrence of an Event of Default, Landlord shall be entitled to exercise all of the rights set forth in this Article 21 above (including the right to terminate this Lease), notwithstanding that this Lease provides that Landlord may cure the default or otherwise perform the obligation of Tenant which gave rise to such Event of Default, and regardless of whether Landlord shall have effected such cure or performed such obligation.

21.4.6     The failure of Landlord to enforce Landlord’s rights for violation of, or to insist upon the strict performance of any covenant, agreement, term, provision or condition of this Lease, or any of the rules and regulations, shall not constitute a waiver thereof, and Landlord shall have all remedies provided herein and by applicable law with respect to any subsequent act which would have originally constituted a violation.  The receipt by Landlord of Base Rent, Additional Rent and/or Rent with knowledge of the breach of any covenant, agreement or condition of this Lease shall not be deemed a waiver of such breach.

21.4.7     The provisions of this Article 21 shall survive the expiration or sooner termination of this Lease.

21.5                        Landlord’s Right To Cure

Landlord may, but shall not be obligated to, cure any default by Tenant under this Lease at any time after notice and the lapse of any cure period specified within the conditional limitation to which such default relates, without giving further notice and without waiving its remedies with respect to such default; provided, however, that Landlord may cure any default by Tenant under this Lease without notice to Tenant or opportunity to cure in the case of (i) actual or suspected emergency or a dangerous condition in the Premises or the Building, (ii) Landlord’s interest in the Land and/or the Building being jeopardized or Landlord’s being subject to any liability, civil or criminal, (iii) any insurance coverage carried by Tenant or Landlord with respect to the Premises or the Building being jeopardized or (iv) any other provision of this Lease permitting Landlord to cure a default of Tenant under such provision, in which case such notice and cure period as shall be specified in such provision shall control and the notice and cure period under Section 21.1 shall not be required to be given.  Whenever Landlord so elects, all costs and expenses incurred by Landlord in curing any such default, including reasonable attorney’s fees and disbursements, together with interest at the lower of five percent (5%) above the then-current Prime Rate or the highest rate permitted by law on the amount of the costs and expenses so incurred commencing on the date such costs and expenses are paid by Landlord, shall be paid by Tenant to Landlord as Additional Rent within fifteen (15) days after demand.

22.                               ENFORCEMENT OF REASONABLE CONSENT

Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval that, pursuant to the terms of this Lease, is not to be unreasonably withheld by Landlord and Tenant agrees that its sole remedy (unless it is determined by a court of competent jurisdiction that Landlord acted maliciously in withholding or delaying its consent or approval) shall be either (a)

an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment or (b) settling such dispute pursuant to the expedited arbitration procedure set forth in Article 31 below.  In the event of such a determination, the requested consent or approval shall be deemed to have been granted; provided, however, that Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval and the sole remedy for Landlord’s unreasonably withholding or delaying of consent or approval shall be as provided in this Section (unless it is determined by a court of competent jurisdiction that Landlord acted maliciously in withholding or delaying its consent or approval).

23.          SECURITY DEPOSIT

23.1                        Letter of Credit

23.1.1     Upon the execution of this Lease, Tenant shall deliver to Landlord a clean, irrevocable, transferable and unconditional letter of credit (the “Letter of Credit”) issued by and drawn upon a commercial bank (hereinafter referred to as the “Issuing Bank”) which shall be a member bank of the New York Clearinghouse Association or any successor thereto (or, in the alternative, which shall have offices for banking purposes in the Borough of Manhattan and shall have a net worth of not less than $1,000,000,000, with appropriate evidence thereof to be submitted by Tenant), which Letter of Credit shall:  (i) have a term of not less than one year, (ii) be in form of Exhibit H annexed hereto and made a part hereof, (iii) be for the account of Landlord, (iv) be in the amount of the Security Deposit, (v) except as otherwise provided in this Section 23.1.1, conform and be subject to International Standby Practices (1998), International Chamber of Commerce Publication No. 590, (vi) be fully transferable by Landlord without any fees or charges therefor (except for any such administrative charges for which Tenant shall reimburse Landlord), (vii) provide that Landlord shall be entitled to draw upon the Letter of Credit upon presentation to the Issuing Bank of a sight draft only, and (viii) provide that the Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one year each year thereafter during the Term of this Lease, with the final expiry date being sixty (60) days after expiration of the Lease, unless the Issuing Bank shall send notice (the “Non-Renewal Notice”) to Landlord by registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit that the Issuing Bank elects not to renew such Letter of Credit, in which case Landlord shall have the right, by sight draft on the Issuing Bank, to receive the monies represented by the then existing Letter of Credit, and to hold and/or disburse such proceeds pursuant to the terms of this Section 23 as cash security.  All references to the “Security Deposit” in this Article 23 shall be deemed to refer to the Letter of Credit, or any proceeds thereof as may be drawn upon by Landlord.  Tenant acknowledges and agrees that the Letter of Credit (or any cash Security Deposit, as applicable) shall be delivered to Landlord as security for the faithful performance and observance by Tenant of all of the covenants, agreements, terms, provisions and conditions of this Lease, and that Landlord shall have the right to draw upon the entire Letter of Credit in any instance in which Landlord would have the right to use, apply or retain the whole or any part of any cash security deposited with Landlord pursuant to this Section 23.

23.1.2     The Issuing Bank shall (a) be insured by the Federal Deposit Insurance Corporation (b) have long-term, unsecured and unsubordinated debt obligations rated in the highest category by at least two of Fitch Ratings Ltd. (“Fitch”), Moody’s Investor’s Services, Inc. (“Moody’s”) and Standard and Poor’s Ratings Services (“S&P”) or their respective successors (the “Rating Agencies”) (which shall mean AAA from Fitch, Aaa from Moody’s and AAA from S&P) and (c) have a short term deposit rating in the highest category from at least two Rating Agencies (which shall mean F1 from Fitch, P-1 from Moody’s and A-1 from S&P) (collectively, the “LC Issuer Requirements”).  If (A) at any time the LC Issuer Requirements are not met, or if the financial condition of the Issuing Bank changes in any other materially adverse way, as determined by Landlord in its sole discretion or (B) the Issuing Bank is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then Tenant shall in either case within ten (10) business days’ written notice from Landlord, deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Lease and the LC Issuer Requirements, and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or cure periods being applicable thereto other than the aforesaid ten (10) business day period.  Among all other rights available to it at law or in equity, in the case of (A) above, Landlord shall have the right to immediately, and without further notice to Tenant, draw the entire Letter of Credit and to hold the proceeds thereof, and in the case of (B) above, Landlord shall have the right to require Tenant, within such ten (10) business day period, to deliver the Security Deposit in the form of cash.

23.1.3     On the fifth (5th) anniversary of the Rent Commencement Date, and upon the condition that (i) an Event of Default shall not then exist and be continuing, (ii) no Event of Default shall have occurred during the Term, (iii) Tenant shall never have been late in the payment of any Base Rent or Additional Rent beyond the applicable notice and grace period provided herein, if any, and (iv) Tenant shall then have a market capitalization, as reported by NASDAQ and as certified by Tenant’s chief financial officer, equal to or in excess of $250,000,000.00, then the Security Deposit shall be reduced to $614,684.32.  In such event, Tenant shall provide a replacement Letter of Credit complying with this Section in the amount of $614,684.32 to Landlord (in which case Landlord shall, simultaneously with Tenant’s delivery of such replacement Letter of Credit, return the original Letter of Credit to Tenant) or deliver an amendment to the Letter of Credit, pursuant to which the amount of the Letter of Credit shall be reduced to $614,684.32 and Landlord agrees that Landlord shall execute any such amendment and any other documentation reasonably required in connection therewith by the Issuing Bank, all at no cost, expense or additional liability to Landlord.  In the instance of such reduction, Landlord agrees to reasonably comply with requests from Tenant or the Issuing Bank in obtaining a replacement Letter of Credit, at no cost or expense to Landlord, which replacement Letter of credit shall comply with this Article 23.  If, at any time after the Security Deposit shall be reduced as provided above, (x) an Event of Default shall occur or (y) Tenant’s market capitalization, determined as provided above, shall fall below $250,000,000, then, subject to the following cure right in the case of clause (y) only, Landlord shall have the right to demand that the Security Deposit be immediately restored to its original full amount (i.e., $922,026.50) for the balance of the Term as if such reduction shall have never occurred, and Tenant shall so comply; provided, however, that, in the event Landlord shall have demanded that the Security Deposit be restored to its original full amount as a result of Tenant’s non-compliance with clause (y) only (and not as a result of Tenant’s non-compliance with clause (x)), then Tenant shall have the right to again seek a reduction of the Letter of Credit (as so restored) to $614,684.32 on the condition that Tenant’s market capitalization, determined as provided above, shall equal or exceed $250,000,000 and remain at or above such level for at least ninety (90) consecutive days, subject, nevertheless, to Landlord’s continuing right to demand restoration of the Security Deposit to its original full amount in accordance with the immediately preceding sentence.

23.2                        Use and Restoration

Upon the occurrence of an Event of Default, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (1) any Rent in arrears or any other sums of which Tenant shall be in default, (2) any expenses Landlord may incur in compliance with the provisions of this Lease as a direct or indirect result of Tenant’s failure to perform any of Tenant’s obligations under this Lease, and (3) to the extent Landlord is entitled thereto pursuant to the provisions of this Lease, any other losses or damages Landlord may suffer as a direct or indirect result of Tenant’s failure to perform any of Tenant’s obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.  Landlord shall not be required to use, apply or retain the whole or any part of the Security Deposit, but if Landlord shall use or apply all or any portion of the Security Deposit, Tenant shall, within ten (10) business days after demand, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application.  Tenant’s failure to so restore the Security Deposit shall constitute an Event of Default.

23.3                        Transfers

Tenant shall not assign or encumber the Security Deposit without Landlord’s express written consent.  Neither Landlord nor its successors or assigns shall be bound by any assignment or encumbrance unless Landlord has given its consent.  Landlord shall have the right, at any time and from time to time, at no cost to Landlord, to transfer the Security Deposit to any purchaser or lessee of the entire Building.  Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.

23.4                        Refund

Provided that Tenant shall have fully and faithfully performed all of its obligations under this Lease, Landlord shall refund the Security Deposit, or any remaining balance, to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest under this Lease, within thirty (30) days after the expiration or earlier termination of the Term and Tenant’s vacation and surrender of exclusive possession of the Premises to Landlord in the condition required by the provisions of this Lease.  Landlord’s obligations under this Section 23.4 shall survive the expiration or earlier termination of the Term.

24.                               BROKERS

Landlord and Tenant represent and warrant to each other that it dealt with no broker or agent who negotiated or was instrumental in negotiating or consummating this Lease except Broker.  Neither party knows of any real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease other than Broker.  Landlord shall pay all fees, commissions or other compensation payable to Broker pursuant to a separate agreement between Landlord and the Broker.  Tenant and Landlord shall indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against the other party by brokers or agents claiming through the indemnifying party.

25.                               SUBORDINATION

25.1                        Subordination

This Lease is and shall be subject and subordinate in all respects to any ground lease, mortgage or deed of trust now or later encumbering the Land and/or the Building, and to all their renewals, modifications, supplements, consolidations and replacements (each, an “Encumbrance”).  Such subordination shall be self-operative and shall occur automatically; nevertheless, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to execute and deliver to Landlord or the holder of an Encumbrance such instrument(s) as may be reasonably required by such Encumbrance holder to evidence such subordination, on such Encumbrance holder’s standard form, within ten (10) days after request by Landlord, subject to the following paragraph.  In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease. Notwithstanding anything contained herein to the contrary, the subordination of this Lease to any future Encumbrance is and shall be conditioned upon Tenant and the holder of any such Encumbrance entering into an SNDA (as hereinafter defined).

Landlord agrees to request, and use reasonable efforts to obtain an agreement (an “SNDA”) from any future holder of an Encumbrance in recordable form and in substance then customarily adopted by such Encumbrance holder, to the effect that, in the event of any termination or foreclosure of an Encumbrance, so long as Tenant is not in default in the payment of any Base Rent or Additional Rent and so long as no Event of Default shall be continuing, (i) its rights as Tenant under this Lease shall not be affected or terminated, (ii) Tenant’s possession of the Premises shall not be disturbed, (iii) unless otherwise required by applicable Laws, no action or proceeding shall be commenced against Tenant and (iv) the Lease shall continue in full force and effect, all notwithstanding the foreclosure or termination of any Encumbrance.  Tenant hereby agrees that making one request to an Encumbrance holder in writing shall be deemed “reasonable efforts” for purposes of this Section 25.1(b).

Landlord shall obtain an SNDA from Tenant’s existing lender, HSBC BANK USA, N.A., on such lender’s standard form.

25.2                        Attornment

If the interest of Landlord is transferred to any person (a “Successor Landlord”) by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant shall, upon demand and at the election of Successor Landlord, attorn to the Successor Landlord.  Upon attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease except that a Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease, (b) subject to any counterclaim, defense or offset not expressly provided for in this Lease and asserted with reasonable promptness, which therefore shall have accrued to Tenant against Landlord, (c) bound by an previous modification or amendment of this Lease or by any previous prepayment of more than one month’s rent, unless such modification or prepayment shall have been approved in writing by the holder of any Encumbrance through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease or (d) obligated to perform any repairs or other work beyond Landlord’s obligations under this Lease.  Tenant agrees, upon request by and without cost to the Successor Landlord, to promptly execute and deliver to the Successor Landlord such instrument(s) as may be reasonably required by Successor Landlord to evidence such attornment.

25.3                        Cure by Encumbrance Holder

If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (a) it shall have given written notice of such act or omission to each holder of any Encumbrance and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice (which shall in no event be less than the period to which

Landlord would be entitled under this Lease to effect such remedy) provided such holder of an Encumbrance shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

26.          NOTICES

All notices required or permitted under this Lease must be in writing and shall only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one (1) business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (c) three (3) business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid or (d) when served in the same manner as a summons in a Supreme Court action is then provided to be made under New York law.  All such notices must be transmitted by one of the methods described above to, in the case of notices to Landlord, both Landlord’s Building Address and Landlord’s General Address, and in the case of notices to Tenant, to Tenant’s Notice Address, or, in either case, at such other address(es) of which either party may notify the other in accordance with the provisions of this Article 26 or otherwise at such address(es) as shall be permitted under New York law for service of a summons in a Supreme Court action.  Any notice given by the Building managing agent shall be deemed effective as notice given by Landlord.

27.                               MISCELLANEOUS

27.1                        Binding Effect

Each of the provisions of this Lease shall bind and inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided that this clause shall not be construed to permit any transfer by Tenant in violation of the provisions of Article 16.

27.2                        Complete Agreement; Modification

All of the representations and obligations of the parties are contained in this Lease. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless the same shall be in writing and shall be signed by the party against whom enforcement shall be sought.

27.3                        Delivery for Examination

The submission of the form of this Lease for examination shall not bind Landlord in any manner, and no obligations shall arise under this Lease until it shall be signed and exchanged by Landlord and Tenant.

27.4                        No Air Rights; Obstructions of Light or View; Closure

This Lease does not grant any easements or rights for light, air or view.  Any diminution or blockage of light, air or view by any structure or condition now or later erected shall not affect this Lease or impose any liability on Landlord. If at any time any windows of the Building (including the Premises) are temporarily darkened, or the light, air or view therefrom is obstructed temporarily by reason of any repairs, improvements, maintenance or cleaning in or about the Building or permanently by reason of a requirement of Law or the construction of any structure that may be erected on lands in the vicinity of the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease and shall not be deemed to constitute an eviction.

27.5        Building Name

Tenant shall not, without Landlord’s consent, use Landlord’s or the Building’s name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building’s name in the address of the business to be conducted by Tenant in the Premises.  Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building.

27.6                        Building Standard

The phrase “Building standard” shall, in all instances, refer to the then-current standard described in Landlord’s most recently adopted schedule of Building standard or, if no such schedule has been adopted, to the standard which commonly prevails in and for the entire Building.

27.7                        No Waiver

No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation shall be continued or repeated subsequently.  No express waiver shall affect any provision other than the provision specified in such waiver, and only for the time and in the manner specifically stated. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver shall be in a writing signed by Landlord.

27.8                        Recording; Confidentiality

Tenant shall not record this Lease, or a short form memorandum, without Landlord’s written consent and any such recording without Landlord’s written consent shall constitute an Event of Default.  Tenant shall keep the Lease terms, provisions and conditions confidential and shall not disclose them to any other person without Landlord’s prior written consent.  However, Tenant may disclose Lease terms, provisions and conditions to Tenant’s accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant’s business purposes, including any filings with any agency or governmental entity required by any Law or regulation applicable to Tenant, without such prior consent.

27.9                        Captions

The captions of sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such sections.

27.10                 [Intentionally Omitted]

27.11                 Severability

If any provision of this Lease shall be declared void or unenforceable by a final judicial or administrative order, this Lease shall continue in full force and effect, except that the void or unenforceable provision shall be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

27.12                 Jury Trial

LANDLORD AND TENANT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT’S USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT, TO THE EXTENT PERMITTED BY LAW.

27.13                 Authority to Bind

Landlord and Tenant represent and warrant that the individuals signing this Lease on their behalves are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease.

27.14                 Only Landlord/Tenant Relationship

Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

27.15                 Covenants Independent

The parties intend that this Lease be construed as if the covenants between Landlord and Tenant are independent and that the Rent shall be payable without offset, reduction or abatement for any cause, except as otherwise expressly provided in this Lease.

27.16                 Governing Law

This Lease shall be governed by and construed according to the laws of the State of New York.  Landlord and Tenant, any subtenant, and any guarantor of Tenant’s obligations under this Lease, hereby expressly consent to the jurisdiction of the Civil Court of the City of New York and the Supreme Court of the State of New York with respect to any action or proceeding between Landlord and Tenant or such party with respect to this Lease or any rights or obligations of either party pursuant to this Lease, and agree that venue shall lie in New York County.  Tenant and any subtenant further waive any and all rights to commence any such action or proceeding against Landlord before any other court.

27.17                 Force Majeure

Notwithstanding anything to the contrary contained in this Lease, the time for performance of any obligation of Landlord or Tenant under this Lease shall be excused during and extended by any period during which such party shall be prevented from performing such obligation by reason of Force Majeure, provided that lack or unavailability of funds, bankruptcy or other financial difficulty shall not be deemed a Force Majeure or excuse or extend the time for payment of any obligation under this Lease by either party.

27.18                 No Surrender

No act or thing done by Landlord or Landlord’s agents (including, without limitation, the acceptance of keys by any employee of Landlord or Landlord’s agents) during the Term shall be deemed to constitute an acceptance of a surrender of the Premises or the termination of this Lease, and no agreement to accept such surrender shall be valid, unless the same shall be in writing and shall be signed by Landlord. In the event that Tenant at any time shall desire to have Landlord sublet the Premises for Tenant’s account, Landlord or Landlord’s agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant’s property in connection with such subletting.

27.19                 No Merger

There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Premises, or any part thereof, by reason of the fact that the same person may acquire or own or hold, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Premises or any part thereof; and no such merger shall occur unless and until all persons having an interest (including a security interest) in (a) this Lease or the leasehold estate created by this Lease and (b) any such other estate or interest in the Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

27.20                 Counterparts

This Lease may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.  Transmission of a facsimile or by email of a PDF copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or PDF copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

27.21                 Executive Order

Tenant represents and warrants to Landlord, and agrees, that each individual executing this Lease on behalf of Tenant or executing any guaranty on behalf of any guarantor is authorized to do so on behalf of Tenant or such guarantor, as applicable, and that the entity(ies) or individual(s) constituting Tenant or such guarantor or which may own or control Tenant or such guarantor or which may be owned or controlled by Tenant or such guarantor are not and at no time will be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

27.22                 Unrelated Business Income

If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

27.23                 Review by Counsel

Each party to this Lease represents and warrants to the other that each party and its counsel have had the opportunity to read this Lease, understand it and intend to be bound by the terms hereof.

27.24                 Prevailing Party

Notwithstanding anything to the contrary contained in this Lease, if Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of or under this Lease, the losing party (subject to appeals) shall reimburse the prevailing party for all reasonable attorneys’ fees and disbursements incurred by the prevailing party in such suit.

28.                               OPTION TO EXTEND

28.1                        Provided that on the Expiration Date and on the first day of the Extension Term (defined below) no Event of Default shall have occurred and be continuing, provided that an Event of Default shall not have occurred at any time after the fifth (5th) anniversary of the Rent Commencement Date, and provided that the Tenant named herein or any Affiliate of the named Tenant is in direct occupancy of not less than 100% of the entire usable area of the Premises, the Tenant named herein or any Affiliate thereof only shall have the option to extend the Term for one (1), five (5)-year period only (the “Extension Term”).  The Extension Term shall commence on the day after the Expiration Date and shall expire on the last day of the calendar month in which the day immediately prior to the fifth (5th) anniversary of the Expiration Date shall occur unless the Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.  Tenant shall give Landlord written notice (“Tenant’s Extension Notice”) of Tenant’s intention to exercise such option at least fifteen (15) months prior to the Expiration Date, the time of exercise being of the essence (the date that is fifteen (15) months prior to the Expiration Date hereinafter known as the “Exercise Date”), and upon the giving of such notice, this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term had originally been included in the Term, and the Expiration Date shall thereupon be deemed to be the last day of the Extension Term.  All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Term, including items of Additional Rent and escalation which shall remain payable on the terms herein set forth (but excluding, in relation to the Extension Term, the provisions for rent concession set forth in Section 4.1 and for Landlord’s Contribution), except that the Base Rent for the Extension Term shall be as determined in accordance with Section 28.2 and Tenant shall have no further right to extend the Term.

28.2                        The Base Rent payable by Tenant for the Premises during the Extension Term shall be the greater of (i) the then-existing escalated gross Rent hereunder; and (ii) fair market rental value of the Premises as of the day immediately preceding the commencement of the Extension Term (“FMRV”), based on the fair market rental value of space comparable to the Premises in midtown Manhattan, taking into account all relevant factors such as free rent, build out, brokerage commissions, tax and operating expense base years (which shall be adjusted during the Extension Term) and other market conditions.  The FMRV shall be determined as follows:

(a)           Promptly after the delivery to Landlord of Tenant’s Extension Notice, Landlord and Tenant shall use good faith efforts to agree upon the FMRV.  In the event that Landlord and Tenant agree upon the FMRV, such agreed value shall be deemed to be the FMRV.  In the event Landlord and Tenant cannot reach agreement within thirty (30) days after the delivery of Tenant’s Extension Notice, Landlord and Tenant shall each select a reputable qualified, licensed real estate broker having an office in New York County with at least ten (10) years’ experience in evaluating midtown Manhattan commercial property and who is familiar with the rentals then being charged in the Building and in comparable buildings and areas (respectively, “Landlord’s Broker” and “Tenant’s Broker”) who shall confer promptly after their selection by Landlord and Tenant and shall attempt to agree upon the FMRV.  If Landlord’s Broker and Tenant’s Broker cannot reach agreement within sixty (60) days after their selection, then within thirty (30) days after the lapse of such sixty (60) day period, they shall designate a third reputable, licensed real estate broker having an office in New York County with at least ten (10) years’ experience in evaluating midtown Manhattan commercial property and who is familiar with the rentals then being charged in the Building and in comparable buildings and areas (the “Independent Broker”).  Upon the failure of Landlord’s Broker and Tenant’s Broker to timely agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by the President of the Real Estate Board of New York.  The Independent Broker shall not be an individual who had represented Landlord or Tenant as a broker nor been employed by either Landlord or Tenant within the two (2) year period prior to appointment of the Independent Broker, nor shall the Independent Broker be an individual who had represented Landlord or Tenant in the determination of fair market rental value in the two (2) year period prior to appointment of Independent Broker.  Concurrently with such appointment, Landlord’s Broker and Tenant’s Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker’s estimate of the FMRV, taking into consideration the duration of the Extension Term and all other terms and conditions of this Lease which are applicable to the Extension Term (respectively, “Landlord’s Broker’s Letter” and “Tenant’s Broker’s Letter”).

(b)           The Independent Broker shall conduct such investigations and hearings as he or she may deem appropriate and shall, within sixty (60) days after the date of his or her designation, choose either the rental set forth in Landlord’s Broker’s Letter or Tenant’s Broker’s Letter to be the FMRV during the Extension Term and such choice shall be binding upon Landlord and Tenant.  Landlord and Tenant shall each pay the fees and expenses of its respective broker.  The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

28.3                        In the event the Extension Term shall commence prior to a determination of the Base Rent during the Extension Term as herein provided, then the Base Rent to be paid by Tenant to Landlord until such determination has been made shall be the Base Rent for the twelve (12) month period immediately preceding the commencement of the Extension Term plus all escalations and Additional Rent payable under this Lease for such period.  After such determination has been made for the Base Rent during the Extension Term, any excess rental for the Extension Term theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing monthly Base Rent payable by Tenant to Landlord and any deficiency in Base Rent due from Tenant to Landlord during the Extension Term shall be immediately paid to Landlord.

28.4                        Promptly after the Base Rent has been determined, Landlord and Tenant shall execute, acknowledge and deliver an agreement setting forth the Base Rent for the Extension Term, as finally determined, provided the failure of the parties to do so shall not affect their respective rights and obligations hereunder.

28.5                        Anything herein to the contrary notwithstanding, (i) Tenant’s Extension Notice shall not be valid or effective if, at the time Tenant’s Extension Notice is given, any Event of Default shall have occurred and/or shall be continuing and (ii) Tenant’s Extension Notice, if effectively given, shall be voidable by Landlord if any Event of Default shall have occurred and/or shall be continuing on the first day of the Extension Term.

29.                               RIGHT OF FIRST OFFER

29.1                        Provided that at the time of exercise of Tenant’s option hereunder and on the first day of the term for the applicable ROFO Space (hereinafter defined), no Event of Default shall have occurred or be continuing and the Tenant named herein or an Affiliate of the named Tenant is in direct occupancy of not less than 100% of the entire usable area of the Premises, then, from and after the Date of this Lease and through and including the day immediately preceding the seventh (7th) anniversary of the Rent Commencement Date, the Tenant named herein or its Affiliate only shall have the one-time right of first offer to lease the following premises in the Building:  any one (1) offer of space by Landlord of between approximately 5,000 and 10,000 rentable square feet on the 23rd through 39th floors of the Building (the “ROFO Space”) on the terms set forth in this Section 29.1 if and when such space becomes “Available ROFO Space.”  “Available ROFO Space” shall mean that (a) such ROFO Space is vacant and free of any present or future possessory right or option existing in favor of any third party (including, but not limited to, the current tenant or occupant of such ROFO Space and/or other occupants of the Building) granted prior to the date of this Lease, whether by rights of first offer, refusal, expansion, renewal, extension or otherwise, or (b) Landlord desires to market such ROFO Space and (i) the then existing tenant or occupant thereof has not exercised an option or negotiated to renew or extend the term of its lease or occupancy agreement and the time by which such tenant must exercise any such option has expired, or (ii) the then existing tenant or occupant thereof is not negotiating with Landlord for renewal or extension of its lease or occupancy agreement (whether or not the lease or occupancy agreement with such existing tenant or occupant contains a renewal or extension option), or (iii) Landlord reasonably expects that Landlord will receive vacant possession thereof, free of any claims or rights of any third party (including, but not limited to, other occupants of the Building) by a certain “Anticipated ROFO Space Commencement Date.”  Notwithstanding anything to the contrary contained in this Lease, unless Landlord elects otherwise, no ROFO Space shall be deemed to be Available ROFO Space until after the first lease or leases entered into for each portion of such ROFO Space following the date of this Lease expires or is earlier terminated.

29.2                        If the ROFO Space becomes Available ROFO Space, Landlord must first deliver a notice (“First Offer Notice”) to Tenant setting forth Landlord’s commercially reasonable estimate of the FMRV of such ROFO Space taking into account all relevant factors as specified in Section 28.2 above (provided that for purposes of this Article 29, Landlord’s estimate of FMRV shall be equal to the greater of then escalated gross rent hereunder and the fair market rental value of the particular ROFO Space as of the day immediately preceding the commencement of lease of such ROFO Space), and any abatements, concessions and Landlord’s work to be performed to be included under the proposed lease, and offering to lease the particular ROFO Space to Tenant at the annual base rent equal to Landlord’s commercially reasonable estimate of FMRV, together with such abatements and concessions as contained in the First Offer Notice. The First Offer Notice shall designate the ROFO Space, including, to the extent available, a floor plan or drawing showing the ROFO Space, the approximate rentable square footage of the ROFO Space, the anticipated ROFO Space Commencement Date and such other material monetary terms related to the ROFO Space.  Tenant shall have a period of fifteen (15) days following receipt of the First Offer Notice (the “ROFO Acceptance Period”) to accept such offer by notice to Landlord.  If Tenant accepts such offer within the ROFO Acceptance Period, this Lease shall be amended to (i) add the particular ROFO Space to the Premises at the annual base rent set forth in the First Offer Notice, (ii) increase Tenant’s Tax Share and Tenant’s Expense Share by the ratio of the rentable area of the particular ROFO Space to the rentable area of the Building or office portion thereof, as applicable, and (iii) include the terms with respect to the particular ROFO Space set forth in the First Offer Notice not covered by this Lease.  The term of lease for the ROFO Space shall be co-terminus with the Term of this Lease.  If Tenant fails to respond to the First Offer Notice during the ROFO Acceptance Period, Tenant shall be deemed to have elected to not enter into such lease, in which event (or, in the event that Tenant elects to not enter into such lease) this Article 29 shall be deemed to be deleted from this Lease and of no further force or effect, and Landlord may lease such particular ROFO Space to any third party on substantially the same terms as those set forth in the First Offer Notice (it being understood that a decrease in the annual base rent set forth in the First Offer Notice, taking into account rent concessions, free rent periods, and tenant allowances, by ten percent (10%) or less shall not be deemed a substantial change to the terms set forth in the First Offer Notice, provided that Landlord shall have no obligation whatsoever to send a revised First Offer Notice to Tenant in the event of such decrease later than six (6) months following its original First Offer Notice to Tenant).

29.3                        Notwithstanding anything to the contrary contained in this Lease, Landlord shall have no obligation to deliver a First Offer Notice to Tenant, and Tenant shall have no right to lease any ROFO Space, if there is a period of less than three (3) years remaining on the Term of this Lease, unless Tenant has duly delivered to Landlord Tenant’s Extension Notice.

29.4                        If Landlord is unable to give possession of any ROFO Space on or before the Anticipated ROFO Space Commencement Date because of the retention of possession or otherwise of any tenant, undertenant or occupants or for any other reason, Tenant shall have no claim against Landlord, and Landlord shall not be subject to any liability for any failure to give possession on said date and the validity of this Lease shall not be impaired under any circumstances, but the commencement date of the lease for the ROFO Space shall be postponed until such ROFO Space is actually delivered to Tenant.  Landlord shall use its commercially reasonable efforts to deliver the ROFO Space to Tenant on or before the anticipated ROFO Space Commencement Date and if for any reason other than Force Majeure or delay of Tenant, Landlord is unable to deliver possession of the ROFO Space to Tenant within one hundred eighty (180) days after the anticipated ROFO Space Commencement Date, Tenant may elect to terminate its notice to lease of such ROFO Space only by written notice given to Landlord within ten (10) business days thereafter.  The provisions of this Section are intended to constitute an “express provision to the contrary” within the meaning of Section 223a of the New York Real Property Law.

30.                               SUPPLEMENTAL HVAC

Subject to the terms of this Article 30 and Article 10, Tenant shall be permitted to install in the Premises, at Tenant’s cost, supplemental heating, ventilation and air conditioning unit(s) (the “Supplemental HVAC Units”) which shall be connected to the Building condenser water loop, for use in the Premises.  In no event shall the size of Tenant’s Supplemental HVAC Units exceed twenty (20) tons in the aggregate, nor shall Tenant be entitled to use more than Tenant’s Tax Share of the Building’s excess water condenser capacity. Landlord agrees to reserve twenty (20) tons of condenser water for Tenant’s usage in connection with the Supplemental HVAC Units (regardless of Tenant’s actual usage) the cost of which shall be paid by Tenant as Additional Rent in accordance with this Article 30. Within eighteen (18) months after the Date of this Lease, Tenant shall have the one (1)-time right to advise Landlord of the amount of condenser water Tenant requires (up to twenty (20) tons) and if Tenant shall not require all twenty (20) tons of condenser water, Landlord shall thereafter be entitled to use any excess tonnage as Landlord sees fit, and the cost payable by Tenant under this Article 30 for reserved condenser water shall be adjusted accordingly. Tenant shall be required to pay Landlord’s out of pocket costs to effect such hook-up to the Building condenser water loop (which, as of the date of this Lease, are approximately $1,500.00 one-time charge for each supply and return connection to Landlord’s condenser water loop, as of the date of this Lease) and, in addition, shall be required to pay Landlord, as Additional Rent, an amount equal to $500.00 per ton of supplemental heating, ventilation and air conditioning equipment to be connected to Landlord’s condenser water loop, regardless of actual usage, and subject to Building-wide increases from time to time.  For example, if Tenant connects two tons of equipment to Landlord’s condenser water loop using one supply and return connection, Tenant shall be required to pay Landlord the out of pocket hook-up cost of approximately $1,500.00 plus usage cost of $1,000.00 per annum (2 tons x $500.00). For purposes of clarity, Landlord shall not charge an additional tap-in “fee” for its administrative costs, in excess of contractor costs, in connection with such HVAC connection. All such amounts shall be payable by Tenant to Landlord as Additional Rent in accordance with this Lease, and shall be payable in equal monthly installments.  The size and design of the Supplemental HVAC Unit, the manner in which the Supplemental HVAC Unit will be vented and access outside air, if applicable, or the manner in which Tenant connects to Landlord’s condenser water loop, including, without limitation, the routing of any water lines, shall be subject to Landlord’s reasonable prior written approval.  Such connections and installation shall be reflected in Tenant’s construction drawings for the Initial Improvements.  Tenant shall be responsible, at Tenant’s cost, for maintaining and repairing the Supplemental HVAC Unit, and for the cost of purchasing and installing a submeter for the Supplemental HVAC Unit to measure electricity consumed in connection with the supplemental HVAC Unit, as well as the cost of all such electricity that is consumed, which will be billed to and payable by Tenant in accordance with Article 8 of this Lease.  Upon expiration or earlier termination of this Lease, Tenant, at Landlord’s request, shall remove the Supplemental HVAC Unit, and such removal shall be subject to the provisions of Section 10 of this Lease.

31.                               DETERMINATION OF DISPUTES ARISING UNDER ARTICLE 22

Any dispute regarding whether Landlord has unreasonably withheld or delayed its consent or approval that pursuant to this Lease must not be unreasonably withheld or delayed, may be conclusively determined pursuant to the following procedure and upon and subject to the following terms and conditions:

(a)           At any time during the course of such dispute, Landlord or Tenant may designate, by notice to the other, a person as its representative to resolve such dispute who is qualified and experienced in the issue under dispute (the “First Representative”), whereupon, within five (5) business days thereafter, the other party shall designate another such qualified and experienced representative for the resolution of such dispute (the “Second Representative”).

(b)           The First Representative and the Second Representative shall attempt to resolve such dispute and any agreed resolution thereby shall be conclusive for purposes hereof.  If either Landlord or Tenant fails to timely designate the Second Representative and again fails to do so within three (3) business days after notice of such failure from the other party, the resolution of such dispute by the First Representative shall be conclusive for purposes hereof.

(c)           If the First Representative and the Second Representative cannot agree upon the resolution of such dispute within ten (10) business days after their appointment, they shall, within five (5) business days after the expiration of such ten (10) business day period, designate another qualified and experienced representative (the “Third Representative”), whose resolution of such dispute shall be conclusive for purposes hereof.

(d)           If the First Representative and the Second Representative do not designate a Third Representative within such five (5) business day period, either party, may at any time after the expiration of such five (5) business day period, apply to the Presiding Justice of the Appellate Division, First Department, for the appointment thereof.

(e)           The First Representative, the Second Representative and the Third Representative shall, by majority vote, establish the rules and procedures for the expeditious resolution of such dispute and shall issue their written determination thereof within ten (10) business days after the designation of the Third Representative.

(f)            Each party shall pay its own representative, and the parties shall share equally the cost of the Third Representative.

[SIGNATURES ARE ON FOLLOWING PAGE]

Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Date.

LANDLORD:

1411 IC-SIC PROPERTY LLC, a Delaware limited liability company

By:	1411 IC-SIC Holdings LLC,
its sole member

By:	IC 1411 Broadway Manager LLC,
its sole member

By:	Callahan Capital Properties LLC,
its non-member manager

By:	/s/ Michael W. McMahon
	Name:	Michael W. McMahon
	Title:	SVP — Asset Management

TENANT:

CRA INTERNATIONAL INC., a Massachusetts corporation

By:	/s/ Chad M. Holmes

Name:	Chad M. Holmes

Title:	CFO

EXHIBIT A

RESERVED

A-1

EXHIBIT B

LAND DESCRIPTION

All that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of West 39th Street and the westerly side of Broadway;

RUNNING THENCE northerly along the westerly side of Broadway, 205 feet 1/8 of an inch to the southwesterly corner of Broadway and West 40th Street;

THENCE westerly along the southerly side of West 40th Street, 229 feet 6-3/8 inches to the southeasterly corner of West 40th Street and Seventh Avenue;

THENCE southerly along the easterly side of Seventh Avenue, 197 feet 6 inches to the northeasterly corner of Seventh Avenue and West 39th Street; and

THENCE easterly along the northerly side of West 39th Street, 284 feet 6-1/8 inches to the first mentioned corner, the point or place of BEGINNING.

B-1

EXHIBIT C

LANDLORD’S WORK

1.              The Premises will be delivered demolished and in broom clean condition;

2.              Landlord will provide Class-E availability of connection points for Tenant’s strobes and related Class-E connections.  (Landlord, at Tenant’s expense, shall provide all points, tie-ins and software reprogramming; and Tenant will determine its requirements relative to the existing Class-E system.) All fire and safety systems, including alarms, speakers and communications will be in full service and available in the Premises;

3.              Landlord will deliver a temporary sprinkler loop that is fully operational and in accordance with code for the demolished Premises;

4.              The HVAC system shall be delivered in good working order;

5.              Floors will be delivered reasonably smooth to accept Tenant’s flooring; and

6.              Landlord will bring all Building Systems to the Premises for Tenant’s tie-in and such systems will be fully operational.

EXHIBIT C-1

LANDLORD’S ADDITIONAL WORK

Any items of Landlord’s Work that are not substantially completed by Landlord prior to the Commencement Date shall be deemed items of “Landlord’s Additional Work,” the performance of which by Landlord shall be subject to Section 5.1 of the Lease.

EXHIBIT D

HVAC SPECIFICATIONS

The base Building heating and air conditioning system is designed to perform in accordance with the following specifications, based on occupancy of not more than one (1) person per one hundred (100) usable square feet and total connected electrical load of not more than four (4) watts per usable square foot.  The operation of the base Building heating and air conditioning system is subject to compliance with all applicable Laws.

Summer Conditions*

Outside air 95°

Wet bulb 78°

Space 73° +/-2

Winter Conditions*

Outside Air 5°

Space 73° +/-2°

*All space temperature specifications are subject to requirements of the New York State Energy Conservation Code and other applicable Laws and to the extent that space temperature specifications set forth in this Exhibit D are in violation of any such Laws, Landlord shall not be obligated to achieve such specifications.

EXHIBIT E

CLEANING SPECIFICATIONS

Landlord’s cleaning contractor shall perform the following services:

OFFICE AREAS

Nightly services (5 nights per week excluding Holidays):

1.              Empty all waste receptacles.  Clean and reline when needed.  Remove material to designated areas.

2.              Remove recycling material when container is full.

3.              Carpet Sweep all carpeted areas, including conference rooms, reception areas, interior stairwells, hallways and corridors, and offices.

4.              Wash and sanitize all drinking fountains.

5.              Clean conference room tables and remove any debris.

6.              Arrange chairs at desk and conference room tables and turn off lights upon exiting.

7.              Remove scuff marks on floor as needed.

8.              Assure that all designated locked doors are closed after area has been cleaned.

9.              Activate all alarm systems as instructed by occupant (if applicable).

Weekly Services:

1.              Dust and wipe clean chair bases and arms, telephone, cubicle shelves, window sills, and all other horizontal surfaces as needed to maintain clean appearance (PAPERS WILL NOT BE MOVED).

2.              Vacuum all carpeted areas.

BASE BUILDING RESTROOMS

Nightly services (5 nights per week excluding Holidays):

1.              Clean and sanitize all mirrors, bright-work, countertops and enameled surfaces.

2.              Wash and disinfect all basins, urinals, bowls (cleaning underside of rim) and fixtures using scouring powder to remove stains.

3.              Wash both sides of all toilet seats with soap and/or disinfectant.

4.              Clean flushometers, piping, toilet seat hinges, and other metal.

5.              Empty, clean, and damp wipe all waste receptacles.

6.              Sweep, wet mop, and sanitize entire floor, including around toilet seats and under urinals.

7.              Damp wipe all walls, partitions, doors, and outside surfaces of all dispensers, as needed.

8.              Fill toilet paper, soap, towels, and sanitary napkin dispensers.

9.              Empty trash receptacles and replace trash liners.

Weekly Services

1.              Flush water through P-trap weekly

Monthly Services

1.              Machine scrub floors

WINDOW CLEANING

1.              Inside surface of exterior windows to be cleaned semi-annually.

2.              Exterior surface of exterior windows to be cleaned semi-annually.

EXHIBIT F

RESERVED

F-1

EXHIBIT G

RULES AND REGULATIONS

1.                                      Rights of Entry

Tenant will have the right to enter the Premises at any time, but outside of business hours Tenant will be required to furnish proper and verifiable identification.  Landlord will have the right to enter the Premises at all reasonable hours to perform janitorial services (except that the cleaning pursuant to Section 7.2(e) shall be performed during non-business hours) or clean windows; and also at any time during the Term, with reasonable prior notice to Tenant, to show the Premises to prospective tenants.

2.                                      Right of Exclusion

Landlord reserves the right to require each person entering the Building to sign a register and either (i) to present a Building pass, or (ii) to be announced to the tenant such person is visiting and to be accepted as a visitor by such tenant or to be otherwise properly identified.  Landlord may exclude from the Building any person who cannot comply with such requirement.  Landlord also reserves the right to require any person leaving the Building to sign a register or to surrender any special entry pass given to such person.  If Landlord elects to excise the rights reserved above, Landlord will furnish a Building pass to all persons designated by Tenant in writing.  Finally, Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of alcohol or drugs.

3.                                      Obstruction

Tenant will not obstruct or place anything in or on the sidewalks or driveways outside the Building, or in the lobbies, corridors, stairwells or other Common Areas.  Landlord may remove, at Tenant’s expense, any such obstruction or thing without notice or obligation to Tenant.

4.                                      Refuse

Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Building, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the Common Areas, lobbies, corridors, stairwells, ducts or shafts of the Building.

5.                                      Public Safety

Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls.  Tenant will not use any fire exits or stairways in the Building except in case of emergency.

6.                                      Keys; Locks

Landlord may from time to time install and change locks on entrances to the Building, Common Areas and the Premises, and will provide Tenant a reasonable number of keys to meet Tenant’s requirements.  If Tenant desires additional keys, they will be furnished by Landlord and Tenant will pay a reasonable charge for them.  Tenant will not add or change existing locks on any door in or to the Premises without Landlord’s prior written consent, except that Tenant may install the card access system contemplated by Section 7.2(f) in accordance with such Section.  If with Landlord’s consent, Tenant installs lock(s) incompatible with the Building master locking system:

(a)                                 Landlord, without abatement of Rent, will be relieved of any obligation under the Lease to provide any service that requires access to the affected areas:

(b)                                 Tenant will indemnify Landlord against any expense as a result of forced entry to the affected areas which may be required in an emergency; and

(c)                                  Tenant will, at the end of the Term and at Landlord’s request, remove such lock(s) at Tenant’s expense.

At the end of the Term, Tenant will promptly return to Landlord all keys for the Building and Premises which are in Tenant’s possession.

7.                                      Aesthetics

Tenant will not attach any awnings, signs, displays or projections to the outside or inside walls or windows of the Building which are visible from outside the Premises without Landlord’s prior written approval, which may be withheld in Landlord’s sole discretion.  Tenant will use only Building Standard lighting in areas where such lighting is visible from outside the Building.

8.                                      Window Treatment

If Tenant desires to attach or hang any curtains, blinds, shades or screens to or in any window or door of the Premises, Tenant must obtain Landlord’s prior written approval.  Tenant will not coat or sunscreen the interior or exterior of any windows without Landlord’s express written consent.  Tenant will not place any objects on the window sills that cause, in Landlord’s reasonable opinion, an aesthetically unacceptable appearance.

9.                                      Directory Boards

If the Building has or will have an office directory, Landlord will make reasonable effort to list Tenant thereon.

10.                               Building Control

Landlord reserves the right to control and operate the Common Areas as well as facilities furnished for the common use of tenants in such manner as Landlord deems best for the benefit of tenants generally.  Landlord reserves the right to prevent access to the Building during an emergency by closing the doors or otherwise, for the safety of tenants and protection of the Building and property in the Building.

11.                               Engineering Consent

All plumbing, electrical and HVAC work for and in the Premises requires Landlord’s prior written consent to maintain the integrity of the Building’s electrical, plumbing and HVAC systems.

12.                               HVAC Operation

Tenant will not place objects or other obstructions on the HVAC convectors or diffusers and will not permit any other interference with the HVAC system.  Whenever the HVAC system is operating, Tenant will cause the shades, blinds or other window coverings in the Premises to be drawn as reasonably required by the position of the sun.

13.                               Plumbing

Tenant will only use plumbing fixtures for the purpose for which they are constructed.  Tenant will pay for all damages resulting from any misuse by Tenant or plumbing fixtures.

14.                               Equipment Location

Landlord reserves the right to specify where Tenant’s Business machines, mechanical equipment and heavy objects will be placed in the Premises in order to best absorb and prevent vibration, noise and annoyance to other tenants, and to prevent damage to the Building.  Tenant will pay the cost of any required professional engineering certification or assistance.

15.                               Bicycles; Animals

Tenant will not bring into, or keep about, the Premises any bicycles, vehicles, birds, animals (except seeing eye dogs) or organic Christmas decor of any kind.  Bicycles and vehicles may only be parked in areas designated for such purpose.

16.                               Carpet Protection

In those portions of the Premises where carpet has been provided by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having castors other than carpet castors.

17.                               Proper Conduct

Tenant will conduct itself in a manner which is consistent with the character of the Building and will ensure that Tenant’s conduct will not impair the comfort or convenience of other tenants in the Building.

18.                               Elevators

Any use of the elevators for purposes other than normal passenger use (such as moving to or from the Building or delivering freight), whether during or after business hours, must be scheduled through the office of the Property Manager.  Tenant will reimburse Landlord for any extra costs incurred by Landlord in connection with any such non-passenger use of the elevators.

19.                               Deliveries

Tenant will ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord.  Such deliveries may not be made through any of the main entrances to the Building without Landlord’s prior permission.  Tenant will use of cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building.  Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person making deliveries to the Premises.

20.                               Moving

Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and by movers or a moving company reasonably approved by Landlord.  Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person moving any such furniture, equipment or matter to or from the Premises.

21.                               Solicitations

Canvassing, soliciting and peddling in the Building are prohibited and Tenant will cooperate in preventing the same.

22.                               Food

Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Building.  Except as may be specified in the Lease and except for microwave cooking, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food.

23.                               Parking Rules and Regulations

Tenant will comply with all reasonable rules and regulations applicable to the parking facilities serving the Building as determined by the parking facility operator.

24.                               Hazardous Substances

Except as may be expressly permitted by Landlord in writing or as set forth in this Lease, Tenant will not store, use, release, produce, process or dispose in, on or about, or transport to or from, the Premises, Building or Complex any Hazardous Substances.  Landlord has disclosed to Tenant that the Building contains asbestos containing material (“ACM”).  Landlord has established an ACM management program that will govern all work in the Building that could disturb any ACM.  Regardless of any provision of the Lease to the contrary, Tenant will not undertake any work in the Premises that could disturb any ACM.  Tenant agrees that its failure to comply with this Paragraph 24 will constitute a material breach of the Lease; however, such agreement will not be deemed to limit the materiality of any other Tenant breach of the Lease for failure to comply with any other Rules and Regulations.

25.                               Employees, Agents and Invitees

In these Rules and Regulations, “Tenant” includes Tenant’s employees, agents, invitees, licensees and others permitted by Tenant to access, use or occupy the Premises.

26.                               Smoking

Smoking is prohibited anywhere in or at the Premises, the Building and any Common Areas and within twenty five (25) feet of any entrance to the Building.

EXHIBIT H

LETTER OF CREDIT

[see attached]

H-1